UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant □
Check the appropriate box:
☒    Preliminary Proxy Statement
□Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
□    Definitive Proxy Statement
□Definitive Additional Materials
□Soliciting Material under §240.14a-12

TEADS HOLDING CO.
____________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
□Fee paid previously with preliminary materials.
□Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF
2026 ANNUAL MEETING
OF
STOCKHOLDERS
AND
PROXY STATEMENT
Teads Holding Co.
111 West 19th Street
New York, NY 10011
_________, 2026
Dear Stockholders:
On behalf of the Board of Directors of Teads Holding Co., you are cordially invited to attend the 2026 Annual Meeting of Stockholders. The 2026 Annual Meeting will be held on Thursday, May 14, 2026 at 9:00 a.m., Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/TEAD2026. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held” in the accompanying Proxy Statement.
At the 2026 Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect four Class II directors; (ii) to approve, on an advisory basis, the compensation of our named executive officers, as described in the accompanying Proxy Statement; (iii) to cast an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; (iv) to ratify the appointment of the Company’s independent registered public accounting firm; and (v) to adopt and approve an amendment to the Company’s Thirteenth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of 1 for 5 to 1 for 25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders. The accompanying notice of meeting and Proxy Statement describe the matters to be voted on at the meeting.
We encourage you to read the Proxy Statement and vote your shares as soon as possible. It is important that your shares be represented and voted at the Annual Meeting, either in person or by proxy, regardless of the number of Company shares that you own.
On or about _________, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to all holders of our common stock at the close of business on March 20, 2026, the record date for our Annual Meeting, and will post our proxy materials on the website referenced in the Notice.
Sincerely,
David Kostman
Chief Executive Officer and Director

Teads Holding Co.
111 West 19th Street
New York, NY 10011
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
The 2026 Annual Meeting of Stockholders (“Annual Meeting” or “2026 Annual Meeting”) of Teads Holding Co. (the “Company,” “we” or “Teads”) will be held on Thursday, May 14, 2026 at 9:00 a.m., Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/TEAD2026. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement. At the Annual Meeting, our stockholders will consider and vote on the following matters, all of which are more fully described in the accompanying Proxy Statement:
•To elect each of Dexter Goei, Yaffa Krindel, Mark Mullen and Arne Wolter, as Class II members of the Board of Directors, each to serve for a three-year term until the Company’s 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
•To approve, on an advisory basis, the compensation of our named executive officers, as described in the accompanying Proxy Statement;
•To cast an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
•To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;
•To adopt and approve an amendment to the Company’s Thirteenth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of 1-for-5 to 1-for-25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Company’s Board of Directors, without further approval or authorization of the Company’s stockholders (the “Reverse Split”); and
•To act upon any other matters that may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote in favor of each of the director nominees under proposal 1, in favor of proposals 2, 4 and 5, and for a frequency of every one year for proposal 3.
Instead of mailing a printed copy of our proxy materials to our stockholders, we are providing access to these materials via the Internet. Accordingly, on or about _________, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to certain of our stockholders of record at the close of business on March 20, 2026, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may also request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in any one of the following ways:
•Vote over the Internet, by going to www.proxyvote.com and following the online instructions (have your Notice or proxy card in hand when you access the website);
•Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•Vote by Mail, if you requested and received a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or
•Vote at the Annual Meeting, see “How do I vote my shares at the Annual Meeting” in the attached Proxy Statement.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the 2026 Annual Meeting, we urge you to take the time to vote your shares in advance of the meeting.
By Order of the Board of Directors,
Veronica Gonzalez
Chief Administrative Officer & Corporate Secretary

_________, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, May 14, 2026. Our 2026 Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

i

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	49
DELINQUENT SECTION 16(a) REPORTS	51
GENERAL MATTERS	52
ii

Teads Holding Co.
111 West 19th Street
New York, NY 10011
PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
The enclosed proxy materials are provided to you at the request of the Board of Directors of Teads Holding Co. (the “Company,” “we” or “Teads”) to encourage you to vote your shares at our 2026 Annual Meeting of Stockholders (“Annual Meeting” or “2026 Annual Meeting”). This Proxy Statement contains information on matters that will be presented at the Annual Meeting and is provided to assist you in voting your shares.
Our Board of Directors (“Board”) made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2026 Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to certain of our stockholders beginning on or about _________, 2026 and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2026 Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.

On February 3, 2025, Outbrain Inc. (“Outbrain”) completed its previously announced acquisition (“Acquisition”) of TEADS, a private limited liability company (société a responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg. Effective June 6, 2025, Outbrain changed its corporate name to Teads. All references herein to periods prior to February 3, 2025 refer to Outbrain prior to the Acquisition.

GENERAL INFORMATION
When and where will the Annual Meeting be held?
The 2026 Annual Meeting will be held on Thursday, May 14, 2026 at 9:00 a.m. Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/TEAD2026. Stockholders will not be able to attend the Annual Meeting in person. Online access to the meeting will begin at 8:45 a.m. Eastern Time.
We have taken steps to ensure that the format of the virtual meeting affords stockholders the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and to ask questions.
Stockholders will be able to access the virtual meeting at www.virtualshareholdermeeting.com/TEAD2026. To log in to the virtual meeting, stockholders will be required to have a 16-digit control number. Your 16-digit control number is provided in your Notice or, if applicable, proxy card or voting instruction form. A stockholder who does not have a control number may log in to the virtual meeting as a guest but will not have the option to vote or to ask questions (see below under “May I attend the Annual Meeting as a guest?”).
Beginning 15 minutes prior to, and during, the Annual Meeting, stockholders and guests will be able to review the Company’s rules of conduct for the Annual Meeting once logged in to the virtual meeting.
In the event of any technical difficulties concerning the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.comTEAD2026 and on the Investor Relations page of our website at investors.teads.com. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the Investor Relations page of our website at investors.teads.com.
The Company’s 2025 Annual Report on Form 10-K and our Proxy Statement are available at www.proxyvote.com or at the Investor Relations page of our website by visiting investors.teads.com and clicking on “SEC Filings” under “Financials.”
What is the record date for the Annual Meeting?
Our Board has fixed the record date for the 2026 Annual Meeting as of the close of business on March 20, 2026 for determining stockholders entitled to notice of and to vote at the 2026 Annual Meeting.
How many votes can be cast by all stockholders?
A total of [●] shares of common stock of the Company were outstanding as of the close of business on the record date and are entitled to be voted at the 2026 Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the 2026 Annual Meeting. There is no cumulative voting.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. You may vote by proxy via the Internet at www.proxyvote.com and following the online instructions. You will need your Notice or proxy card in hand at the time that you access the website.
•By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903. You will need your Notice or proxy card in hand at the time that you call.
•By Mail. If you requested and received a printed copy of the proxy materials, you may complete and mail your proxy card in the postage prepaid envelope you received, and return the proxy card to Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted “FOR” the election of each of the Class II director nominees, “FOR” the approval of the compensation of our named executive officers, for a frequency of every “ONE YEAR” for future advisory votes on the compensation of our named executive officers, “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and “FOR” the Reverse Split.
•At the Meeting. If you plan to attend and to vote at the Annual Meeting, see “How do I vote my shares at the Annual Meeting?” below.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
How do I attend the Annual Meeting as a stockholder of record?
If you were a stockholder of record as of March 20, 2026 (that is, you held your shares in your own name as reflected in the records of our transfer agent, Equiniti Trust Company, LLC), you can attend the meeting by accessing www.virtualshareholdermeeting.com/TEAD2026 and entering the 16-digit control number which can be found on the Notice or, if applicable, proxy card.
How do I register to attend the Annual Meeting as a beneficial owner?
Beneficial stockholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their 16-digit control number, from their bank, broker or other nominee. If a beneficial owner has any questions regarding attendance at the meeting or how to obtain their 16-digit control number, they should contact their broker, bank or other nominee who holds their shares.
How do I vote my shares at the Annual Meeting?
If you are a stockholder of record as of the record date of March 20, 2026, you may vote your shares electronically during the Annual Meeting by accessing the meeting site at www.virtualshareholdermeeting.com/TEAD2026 and following the on-screen instructions for casting your vote. You will need to have your 16-digit control number found in your Notice or, if applicable, proxy card. If you are a beneficial owner as of the record date, see above information (under “How do I register to attend the Annual Meeting as a beneficial owner?”) for obtaining your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, stockholders are urged to vote and submit their proxy in advance of the Annual Meeting by one of the methods described under “How do I vote?” above.
Will a list of stockholders be available prior to the Annual Meeting?
A list of stockholders of record will be available for inspection by registered stockholders during ordinary business hours for any legally valid purpose related to the Annual Meeting for 10 days prior to the Annual Meeting at our principal executive offices at 111 West 19th Street, New York, NY 10011. Stockholders of record wishing to inspect the stockholder list for such purpose should e-mail the Corporate Secretary at IR@teads.com or call the Corporate Secretary at (646) 867-0149.

May I attend the Annual Meeting as a guest?
If you would like to enter the virtual Annual Meeting as a guest in listen-only mode, click on the guest button after entering the meeting center at www.virtualshareholdermeeting.com/TEAD2026 and enter the information requested. You will not have the ability to vote or ask questions during the meeting if you participate as a guest. You do not need to have a 16-digit control number to attend the Annual Meeting as a guest.
Will technical support be available at the Annual Meeting?

Online access to the virtual meeting will open at 8:45 a.m., Eastern Time on Thursday, May 14, 2026, to allow you time to log in and test your device’s audio system. The Company encourages you to access the meeting in advance of the meeting start time. If you need technical support after you access the meeting site, click the Help link on the screen.
How do I ask questions during the Annual Meeting?
Stockholders are encouraged to submit questions during the virtual meeting at www.virtualshareholdermeeting.com/TEAD2026. To submit questions, you will need to log into the virtual meeting with your 16-digit control number. Subject to time constraints, we will endeavor to answer all appropriate questions during the Annual Meeting.
What are the Board’s recommendations on how to vote my shares?
The Board recommends a vote:
Proposal 1: FOR the election of each of Dexter Goei, Yaffa Krindel, Mark Mullen and Arne Wolter as Class II members of the Board.
Proposal 2: FOR the approval of the compensation of our named executive officers.
Proposal 3: FOR a frequency of every “ONE YEAR” for future advisory votes on the compensation of our named executive officers.
Proposal 4: FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Proposal 5: FOR the adoption and approval of an amendment to the Company’s Thirteenth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of 1-for-5 to 1-for-25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Board, without further approval or authorization of the Company’s stockholders (the “Reverse Split”).
How are proxies solicited?
The Company may solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for their services. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
Can I change or revoke my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary of Teads of such revocation in writing at the Company’s principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone, or by voting at the Annual Meeting. If your stock is held in street name, you must contact your bank, broker or nominee for instructions as to how to change or revoke your vote. Our proxy tabulator, Broadridge Financial Solutions Inc., must receive any proxy that will not be voted by a stockholder at the Annual Meeting by 11:59 p.m. Eastern Time on Wednesday, May 13, 2026.
How is a quorum reached?
The presence, in person or by proxy, of holders of at least one-third of the Company’s issued and outstanding shares of common stock entitled to be cast shall constitute a quorum for the transaction of business at the 2026 Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present.
What is a broker non-vote?
Broker non-votes occur when shares held by brokers, bankers or other nominees (i.e., held in “street name”) are not voted on a particular proposal because the broker, banker or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Generally, brokerage firms may vote on items deemed “routine” without voting instructions from the beneficial owner. At this meeting, Proposal Nos. 4 (ratification of selection of our independent registered public accounting firm) and 5 (Reverse Split) are deemed “routine” matters.
In contrast, brokerage firms may not vote on items deemed “non-routine” without voting instructions from the beneficial owner. At this meeting, Proposal Nos. 1 (the election of directors), 2 (approval of the compensation of our named executive officers, sometimes referred to in this Proxy Statement as the “Say-on-Pay Vote”) and 3 (frequency of future advisory votes on the compensation of our named executive officers, sometimes referred to in this Proxy Statement as the “Say-on-Frequency Vote”) are deemed “non-routine” matters. Accordingly, if you do not instruct your broker how to vote your shares in the election of directors, your broker will not be permitted to vote your shares on such matter.

What vote is required to approve each item?
Required Vote: Election of Directors (Proposal No. 1)
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the election of directors. This means that the four individuals receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes will not be treated as votes cast for this proposal and, therefore, will not affect the outcome of the election.
Required Vote: Non-Binding Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 2)
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote is required to approve the compensation of our named executive officers. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Required Vote: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers (Proposal No. 3)
To recommend the frequency of future advisory votes on the compensation of our named executive officers, you may vote to hold the Say-on-Frequency Vote:
•every one year;
•every two years;
•every three years; or
•ABSTAIN from voting on the non-binding resolution.
The frequency choice that receives the highest number of votes cast will be considered to be the preferred frequency of our stockholders with respect to future Say-on-Pay Votes. Abstentions and broker non-votes will not be treated as votes cast for this proposal and, therefore, will not affect the outcome of this proposal.
Required Vote: Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 4)
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. As a result, there will be no broker non-votes in connection with this proposal. Abstentions will have the effect of a vote against this proposal.
Required Vote: Adoption and Approval of the Reverse Stock Split (Proposal No. 5)
The affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote is required to approve the Reverse Split. Because the Reverse Split is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. As a result, there will be no broker non-votes in connection with this proposal. Abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this proposal.
Could other matters be decided at the Annual Meeting?
Teads does not know of any other matters that may be presented for action at the 2026 Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named as proxies in the proxy card will, to the extent permitted by applicable law or regulation, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2026 Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
If the 2026 Annual Meeting is adjourned or postponed for any purpose, at any such adjourned or postponed meeting, your proxy given for the original meeting will be voted in the same manner as it would have been voted at the original meeting unless you withdraw or revoke your proxy or unless a new record date is established for such adjourned or postponed meeting.
What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please vote as provided in each Notice or complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the 2026 Annual Meeting. The final results will be disclosed in a Form 8-K filed by the Company with the Securities and

Exchange Commission (“SEC”) within four business days after the 2026 Annual Meeting date.
What are the implications of being a “smaller reporting company”?
We are a “smaller reporting company,” meaning we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” and have either (1) a public float of less than $250 million or (2) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a “smaller reporting company” we are subject to reduced disclosure obligations as compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements and certain reduced financial information disclosure.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve for a three-year term with the term of office of each class ending in successive years. Dexter Goei, Yaffa Krindel, Mark Mullen and Arne Wolter are the Class II directors whose terms expire at the 2026 Annual Meeting.
Mr. Goei, Ms. Krindel, Mr. Mullen and Mr. Wolter will be standing for re-election at the 2026 Annual Meeting. Each of these Class II directors has consented to being named in this Proxy Statement as a director nominee and each has agreed to stand for election to the Board to serve as a Class II director of the Company until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal, and to serve if elected.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the three nominees listed above. Although not anticipated, if for any reason a nominee becomes unable to serve or for good reason will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes whom the Board may propose to replace such nominee or nominees for election at the Annual Meeting. It is not expected that any of the Board’s nominees will be unable or unwilling to serve as a director if elected.
Information relating to each nominee for election as a director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is included below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
EACH OF THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.
(PROPOSAL NO. 1)

BOARD OF DIRECTORS
Board Composition and Structure
Our business is organized under the direction of our Board, which currently consists of ten members, eight of whom are independent directors. The primary responsibilities of our Board are to provide oversight, strategic guidance and direction to our management. Our Board meets on a regular basis and additionally as required.
Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class II director nominees will, if elected at this Annual Meeting, serve until the 2029 Annual Meeting of Stockholders; our current Class III directors will serve until the 2027 Annual Meeting of Stockholders; and our current Class I directors will serve until the 2028 Annual Meeting of Stockholders, and, in each case, until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.
Below is a list of the names, ages and class of the individuals who currently serve as our directors.

Name	Age	Position	Class
Nithya B. Das	45	Director	I
Kathryn (Kate) Taneyhill Jhaveri	52	Director	I
Mark Zagorski	57	Director	I
Dexter Goei	54	Director	II
Yaffa Krindel	71	Director	II
Mark Mullen	61	Director	II
Arne Wolter	51	Director	II
Shlomo Dovrat	66	Director	III
Yaron Galai	54	Co-Founder and Chair of the Board	III
David Kostman	61	Chief Executive Officer and Director	III
The Board has determined that the classified Board structure is appropriate for the Company at this time. A classified board provides for stability, continuity and experience among our Board, as well as the ability to resist pressure to focus on short-term results at the expense of long-term value. The Board believes that it is important that we have a Board that understands the implications of our development and process timetable and has the ability to develop long-term strategies while benefiting from an in-depth knowledge of our business and operations.

Director Biographies
Information concerning our directors standing for reelection and for those directors continuing on our Board is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director.
Nominees for Election (Class II Directors)
Dexter Goei
Dexter Goei is a director of Optimum Communications, Inc. (NYSE:OPTU), formerly Altice USA and served as Chief Executive Officer of Altice USA from 2016 until October 2022 and as Executive Chairman from October 2022 until March 2023. Mr. Goei was chairman of the board of Altice USA until June 2018 and a director of Altice Europe until October 2018. Mr. Goei first joined the Altice Group as Chief Executive Officer in 2009, helping to lead its development and growth from a French cable operator to a multinational telecom operator with fixed and mobile assets across six different territories serving both residential and enterprise clients. Prior to joining the Altice Group, Mr. Goei spent 15 years in investment banking first with JPMorgan and then Morgan Stanley in their Media & Communications Group in New York, Los Angeles and London. He was Co‑Head of Morgan Stanley’s European Media & Communications Group when he left to join Altice. Mr. Goei is a graduate of Georgetown University’s School of Foreign Service with cum laude honors.

Mr. Goei was designated by Altice Teads S.A. (“Altice Teads”) to be appointed to the Board pursuant to the Stockholders Agreement, dated February 3, 2025 (the “Stockholders Agreement”), between Outbrain and Altice Teads in connection with the Acquisition. Mr. Goei’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations and finance.
Yaffa Krindel
Yaffa Krindel has served as a director of our Company since April 2022. She is also a board observer at Theranica Bio-Electronics. From May 2022 until May 2025, Ms. Krindel served as a director of Ashdod Port Company and previously served on the boards of the following publicly traded companies through their acquisitions or mergers, including BreezeCOM Ltd. (Nasdaq:BRZE) from August 1993 until August 2001, Fundtech Ltd. (Nasdaq:FNDT) from February 2004 until November 2011, Voltaire Ltd. (Nasdaq:VOLT) from February 2008 until February 2011, Syneron Medical Ltd. (Nasdaq:ELOS) from November 2005 until July 2017, Itamar Medical Ltd. (Nasdaq:ITMR) from June 2016 until December 2021 and Sol-Gel Technologies Ltd. (Nasdaq:SLGL) from March 2018 until July 2023. From 1997 to 2007, Ms. Krindel was Managing Partner of Star Ventures, a German-Israeli venture capital firm. Her prior executive roles include serving as Chief Financial Officer and Vice President Finance of Lannet Data Communications Ltd. (Nasdaq:LNTF) from February 1992 until June 1996 and as Corporate Treasurer of Rotem Amfert from April 1986 until January 1992. Ms. Krindel holds a B.A. in Economics and Far Eastern Studies from the Hebrew University of Jerusalem and an M.B.A. from the Tel Aviv University, both awarded with distinction.
Ms. Krindel was selected to serve on our Board because of her financial, investment and accounting expertise, her broad experience with technology companies and her experience serving on both public and private company boards.
Mark Mullen
Mark Mullen is a director and Audit Chair of Optimum Communications, Inc. (NYSE:OPTU), formerly Altice USA and co-founder and Managing Director of Bonfire Ventures, founded in 2017. Mr. Mullen also founded Double M Partners in 2012 and has served as Managing Partner since that time. Both Bonfire and Double M are based in Los Angeles and manage venture-stage capital funds with approximately $1 billion under management. Mr. Mullen also founded Mull Capital in 2005, an evergreen fund that invests directly in startups and in other investment funds. All of the funds focus on investing in internet, media and technology with primary emphasis on business-to-business solutions, security and software. Prior to Double M Partners, Mr. Mullen served as COO of the City of Los Angeles (Economic Policy) and Senior Advisor to the then-Mayor Antonio Villaraigosa where he oversaw several of the City of Los Angeles’s assets, including the LA International Airport (LAX), LA Convention Center, the Planning and Building & Safety Departments, as well as the Office of Small Business Services. From 1993 until 2007, Mr. Mullen ran the international M&A and private equity group for Daniels & Associates, an investment bank focused on the cable TV and broadband industry. Mr. Mullen was a senior partner of Daniels when it was acquired by RBC Capital Markets in 2007 where he stayed until 2010 as Managing Director. Mr. Mullen earned his BSBA with cum laude honors from the University of Denver in 1986 and earned his Masters of Business Administration in international business from the Thunderbird School of Global Management in 1992.
Mr. Mullen was designated by Altice Teads to be appointed to the Board pursuant to the Stockholders Agreement. Mr. Mullen’s qualifications to sit on our Board include his substantial experience in the areas of corporate strategy, operations and finance.
Arne Wolter
Arne Wolter has served as a director of our Company since April 2019. From April 2024 until December 2025, Mr. Wolter served as Chief Revenue Officer of Statista, a data and business intelligence company, and Chief Sales and Marketing Officer from September 2021 until March 2024. Previously, Mr. Wolter was Chief Digital Officer at Gruner + Jahr (“G+J”), the publishing division of European media conglomerate Bertelsmann AG, from October 2015 until April 2021. During his tenure he led G+J’s digital business and further digital transformation, and acted as the G&J sponsor and later Chairman of Applike Group, a global mobile advertising company, now a part of Bertelsmann Investments. He served as non-operational Managing Director of Ligatus, a subsidiary of G+J, from September 2008 until May 2019. Mr. Wolter also served as Chairman of the Supervisory Board of trnd AG from July 2014 until June 2016. Mr. Wolter holds an M.B.A. from the University of Rhode Island and a joint master’s degree in civil engineering and business administration from Technische Universität Braunschweig, in Germany.
Mr. Wolter was selected to serve on our Board because of his extensive experience with publishers and operational expertise in the high-technology industry.
Class III Directors (with terms expiring at the 2027 Annual Meeting of Stockholders)
Yaron Galai
Yaron Galai co-founded Outbrain Inc. in 2006 and is the Chair of the Board. Mr. Galai served as our Chief Executive Officer (“CEO”) from 2006 to 2017, and as Co-CEO from October 2017 through March 31, 2024. Mr. Galai remained an employee of the Company serving in an advisor role through December 31, 2024. Mr. Galai previously co-founded Quigo Technologies, Inc., a provider of performance-based marketing solutions for advertisers and premium publishers, and served as its Chief Executive Officer from 2000 to 2003 and as its Senior Vice President from 2003 until it was acquired by AOL Time Warner in December 2007. Mr. Galai served as executive chairman of Listory Corp, until its acquisition by SpokenLayer in May 2023, when Mr. Galai assumed the role of chairman. Mr. Galai previously served on the board of HopStop.com, Inc., until its acquisition by Apple Inc. Mr. Galai is currently Co-Founder and CEO of YOMU Inc. Mr. Galai studied industrial design at the Holon Institute of Technology in Holon, Israel. Mr. Galai is a Lieutenant Commander Officer (reserve) in the Israeli Navy.
Mr. Galai was selected to serve on our Board and as our Board Chair because of his extensive experience working with publishers and in the Internet advertising industry, and the unique perspective and deep understanding of our business that he brings as our Co-Founder and former Co-CEO.
David Kostman
David Kostman has served as a director of our Company since July 2014, as our Co-CEO from October 2017 through March 2024 and as our CEO since April 2024. Mr. Kostman has also served as a director of NICE Ltd. (Nasdaq:NICE) since 2001 (with the exception of the period between June 2007 and July 2008) and has served as chairman of the board of NICE Ltd. since February 2013. Mr. Kostman is also a member of the board of the American Friends of NATAL, Israel Trauma and Resiliency Center, a non-profit assisting individuals with post-traumatic stress disorder. Mr. Kostman served as a director of Unity Software Inc. (NYSE:U) from November 2022 (post Unity Software Inc.’s acquisition of ironSource Ltd. (NYSE:IS) where he served as director since 2014) until June 2025. Previously, he served on the board of directors of Retalix Ltd. (Nasdaq:RTLX) and of several private companies. From 2003 until 2006, Mr. Kostman was Chief Operating Officer and then Chief Executive Officer of Delta Galil USA Inc., a subsidiary of publicly traded Delta Galil Industries Ltd. (Nasdaq:DELT). From 2000 until 2002, Mr. Kostman was initially President of the International Division and then Chief Operating Officer of Nasdaq-listed Verticalnet Inc. (Nasdaq:VERT). Mr. Kostman was also Managing Director in the investment banking division of Lehman Brothers, where he worked from 1994 until 2000 and 2006 until 2008, heading the Global Internet Group. Prior to joining

Lehman Brothers, Mr. Kostman was an investment banker at NM Rothschild & Sons focusing on M&A and privatizations in South America. Mr. Kostman holds a B.A. in Law from Tel Aviv University and an M.B.A. from INSEAD.
Mr. Kostman was selected to serve on our Board because of his extensive experience serving on the boards of public companies in the technology and Internet industries, and his knowledge and expertise in our industry and his role as CEO.
Shlomo Dovrat
Shlomo Dovrat Shlomo Dovrat has served as a director of our Company since 2009 and as our lead director since February 2024. Mr. Dovrat is a Co-Founder of the Viola Group, a technology investment group, and Co-Founder and General Partner of Viola Ventures, a venture capital firm, both of which were founded in 2000. Mr. Dovrat currently serves as a member of the board of directors of Unity Software Inc. (NYSE:U), and on the board of several privately held technology companies, including Volumez, ProteanTecs, Zyg Edge, NYK Studios, Vimi Adaptive Learning, Lightricks and Worthy. Prior to founding Viola, Mr. Dovrat founded and served as Chief Executive Officer of Oshap Technologies Ltd. (Nasdaq:OSHSF) and Tecnomatix Technologies Ltd. (Nasdaq:TCNO), publicly traded Israeli technology companies that were subsequently sold in 1998 and 2005, respectively. Mr. Dovrat also served as Chairman of ECI Telecom Ltd. from 2002 to 2007. Mr. Dovrat has been and continues to be active in various NGOs and serves as the Chairman of the Aaron Institute for Economic Policy and as chairman of “Pnima,” an Israeli social movement. Mr. Dovrat served as the Chairman of the Israel Democracy Institute from 2008 to 2012 and as the Chairman of the National Taskforce for the Advancement of Education in Israel from 2003 to 2005.
Mr. Dovrat was selected to serve on our Board because of his extensive financial and operational expertise, his knowledge of high-growth technology companies, and because of his perspective as the representative of a significant stockholder.
Class I Directors (with terms expiring at the 2028 Annual Meeting of Stockholders)
Nithya B. Das
Nithya B. Das has served as a director of our Company since February 2023. Ms. Das has served as the GM of the Governance Business and Chief Legal Officer of Diligent Corporation, a SaaS provider of governance and risk software, since January 2025 and prior to that served as Diligent's Chief Legal and Chief Administrative Officer from August 2023. Prior to Diligent, she held several positions at Olo Inc., an open SaaS solution for the restaurant industry, including, Chief Operating Officer, Chief Legal Officer and Corporate Secretary, from October 2019 to April 2023. In those roles, she led Olo through its IPO and transformation to a multi-product platform company. Prior to joining Olo, from September 2011 to December 2018, Ms. Das led AppNexus Inc. (acquired by AT&T), an advertising technology company, through a period of hyper growth as the Chief Legal and People Officer where she oversaw the company’s global legal and corporate development, and people and culture strategy. Prior to AppNexus, Ms. Das served as an attorney in the New York office of Goodwin Procter LLP where she represented public and private technology companies. Ms. Das holds a B.A. in Business Administration (Finance) from the South Carolina Honors College at the University of South Carolina and a J.D. from Brooklyn Law School.
Ms. Das was selected to serve on our Board because of her extensive experience working with high-technology software and advertising technology companies and her strong operational and legal expertise.
Kathryn (Kate) Taneyhill Jhaveri
Kate Taneyhill Jhaveri has served as a director of our Company since August 2021. Most recently, Ms. Taneyhill Jhaveri served as the Global Head of Marketing of TikTok, a social media platform for creating, sharing and discovering short videos, where she oversaw consumer and brand marketing from 2022 to 2025. From 2019 to 2022, she served as Executive Vice President and Chief Marketing Officer of the National Basketball Association (NBA) where she led global marketing, research and analytics and was responsible for driving revenue, commerce and brand growth for the NBA, NBAG League and NBA 2K League globally. From 2017 to 2019, Ms. Taneyhill Jhaveri served as the Chief Marketing Officer of Twitch Interactive, a subsidiary of Amazon.com, Inc. (Nasdaq:AMZN). Between 2013 and 2017, Ms. Taneyhill Jhaveri was Head of Consumer Marketing at Twitter, Inc. (NYSE:TWTR). Prior to 2013, Ms. Taneyhill Jhaveri was Head of Brand Marketing at Facebook, Inc. (Nasdaq:FB) and spent seven years at Microsoft Corporation (Nasdaq:MSFT) overseeing the marketing communications team for Windows, Internet Explorer and Bing.com. Ms. Taneyhill Jhaveri holds a B.A. from College of the Holy Cross and an M.B.A. from Dartmouth College’s Tuck School of Business.
Ms. Taneyhill Jhaveri was selected to serve on our Board because of her strong marketing and operational expertise in the high-technology industry, as well as extensive experience with advertisers and advertising.
Mark Zagorski
Mark Zagorski has served as a director of our Company since April 2024. Mr. Zagorski has served as Chief Executive Officer and director of DoubleVerify Holdings, Inc. (NYSE:DV), a software platform for digital media measurement, data and analytics, since July 2020. Prior to that, Mr. Zagorski served as Chief Executive Officer of Telaria (NYSE:TLRA) from July 2017 to April 2020 and, following Telaria’s merger with Rubicon Project, served as President and Chief Operating Officer for Rubicon Project (now Magnite, Inc.) (Nasdaq:MGNI) through June 2020. Prior to that, Mr. Zagorski was Chief Executive Officer of eXelate from December 2010 until its acquisition by the Nielsen Company in March 2015, and continued to manage the eXelate business as Executive Vice President of Nielsen Marketing Cloud through June 2017. Mr. Zagorski has over 20 years of digital advertising leadership experience and held previous management positions in companies including MediaSpan, WorldNow and Modem Media. Mr. Zagorski received an M.B.A. from the University of Rochester’s Simon School of Business and a B.S. in Finance from Gannon University, where he also received an Honorary Doctorate of Humane Letters.
Mr. Zagorski was selected to serve on our Board because of his strong technology and operational experience, and track record with advertisers and evaluating media quality/brand suitability.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our Board has adopted a non-employee director compensation program pursuant to which each non-employee director will be eligible to receive certain cash and equity compensation as further described below.
Our non-employee directors are compensated under our non-employee director compensation program as follows:
•upon commencement of service on the Board, a restricted stock unit (“RSU”) award under our Long-Term Incentive Plan (LTIP) at a value of $250,000, limited to 30,000 RSUs, vesting over a period of three years on a quarterly basis, subject to the non-employee director’s continuous service through each applicable vesting date;
•an annual RSU award of $175,000, limited to 20,000 RSUs, which vests over a period of three years on a quarterly basis, subject to the non-employee director’s continuous service through each applicable vesting date;
•an annual $40,000 cash retainer;
•an annual $80,000 cash retainer payable to the Board Chair (in lieu of the annual cash retainer above);
•an annual additional $10,000 cash retainer payable to Audit Committee members, with an additional $10,000 cash retainer payable to the Audit Committee Chair;
•an annual additional $7,500 cash retainer payable to Compensation and Human Capital Management Committee (“Compensation Committee”) members, with an additional $7,500 cash retainer payable to the Compensation Committee Chair; and
•an annual additional $3,000 cash retainer payable to Nominating and Corporate Governance Committee members, with an additional $3,000 cash retainer payable to the Nominating and Corporate Governance Committee Chair.

All non-employee directors are eligible to receive compensation under the non-employee director compensation program unless any such non-employee director declines receipt of such compensation by written notice to us.
Overall, our non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
2025 Director Compensation Table
The following table sets forth information concerning the compensation that we paid or awarded to our non-employee directors during the fiscal year ended December 31, 2025.
For more information on the compensation of our director Mr. Kostman, see below under “Executive Compensation.” Mr. Dovrat (our non-employee director who is affiliated with our pre-IPO venture capital investors) waived cash compensation for service on our Board for 2025.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Nithya B. Das	55,000	51,400	—	106,400
Shlomo Dovrat	—	51,400	—	51,400
Yaron Galai	80,000	51,400	—	131,400
Dexter Goei	33,333	120,600	—	153,933
Kate Taneyhill Jhaveri	50,500	51,400	—	101,900
Yaffa Krindel	60,000	51,400	—	111,400
Mark Mullen	33,333	120,600	—	153,933
Arne Wolter	56,000	51,400	—	107,400
Mark Zagorski(3)	43,000	51,400	—	94,400
_______________________________________________
(1)Compensation for Messrs. Goei and Mullen is prorated because they joined the Board in March 2025.
(2)Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 13 to our 2025 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2026. Amounts reflect the grant date fair value of RSU awards granted on March 12, 2025 for Mr. Goei and Mr. Mullen and for all others on June 5, 2025 which vest ratably on a quarterly basis over a three-year period. As of December 31, 2025, Mr. Goei and Mr. Mullen had 22,500 outstanding unvested RSUs from their March 12, 2025 grants, and Ms. Das, Mr. Dovrat, Mr. Galai, Ms. Jhaveri, Ms. Krindel, Mr. Wolter and Mr. Zagorski each had 14,999 outstanding unvested RSUs from their June 5, 2025 grants.

CORPORATE GOVERNANCE
Director Independence
Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, nominating and corporate governance committee, and compensation committee be independent, and that each member of the audit committee and compensation committee satisfy additional independence criteria set forth in applicable SEC and Nasdaq rules. Under Nasdaq rules, a director will only qualify as an “independent director” if the director meets certain objective independence tests and the Board makes an affirmative determination that the director has no relationship that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of our directors. During this review the Board considered whether there were any relationships or related party transactions between each director, any member of his or her immediate family or other affiliated entities, and the Company. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
The Board follows a number of procedures to review related party transactions, as described in more detail below under “Related Person Transaction Policy.” Each director also answers a questionnaire designed to disclose information concerning conflicts and transactions which may impact independence, and we also review our internal records for any such transactions.
Our Board undertook its annual review of the independence of our continuing directors in March 2026. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Nithya B. Das, Shlomo Dovrat, Dexter Goei, Yaffa Krindel, Mark Mullen, Kate Taneyhill Jhaveri, Arne Wolter, and Mark Zagorski do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactional relationships between (i) Teads and Unity where Mr. Dovrat is a director and (ii) Teads and DoubleVerify where Mr. Zagorski is an executive officer. The Board also considered that Mr. Goei and Mr. Mullen serve as a directors of Altice USA and Mr. Goei also serves as an adviser to, and shareholder in, Altice Group, as well as several immaterial, arms-length transactions between the Company and other Altice entities.
Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the heightened independence standards for such committee members.
Board and Committee Meetings, Attendance and Executive Sessions
The Board held nine (9) meetings during 2025. With respect to the committees of the Board, during 2025, our Audit Committee met six times, our Compensation Committee met four times, and our Nominating and Corporate Governance Committee met two times. During 2025, all Board members then serving attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served. The composition of each committee is set forth below under “Board Committees.”
The independent directors meet in executive sessions, without management present, periodically and as appropriate.
While we do not have a formal policy regarding director attendance at the annual meeting, all directors are encouraged to attend our annual meetings of stockholders absent extenuating circumstances. Two of the ten directors then serving attended our 2025 Annual Meeting of Stockholders.

Board Leadership Structure
Our Board is chaired by Yaron Galai, our Co-Founder and former Co-CEO, who has served as our Board Chair since 2006. As a result of Mr. Galai’s departure from the co-CEO position in April 2024, the positions of Chair and CEO are now held by separate individuals, with Mr. Galai serving as Chair and Mr. Kostman serving as CEO. Our Board believes that this leadership framework is appropriate, as it enables Mr. Galai to focus on serving as Chair, overseeing the Board and applying his extensive experience with our business and industry, and Mr. Kostman to focus on the management and strategy of the Company.
In addition, to maintain an appropriate level of independent checks and balances, our Corporate Governance Guidelines provide that if the Chair of the Board is not independent (as determined by the Board in accordance with Nasdaq listing standards), which is the case with Mr. Galai, then the independent members of the Board will annually select an independent director to serve in a lead capacity, who we refer to as our Lead Director. The Lead Director shall generally assist in optimizing the effectiveness and independence of the Board by, among other things, presiding at meetings or executive sessions of the independent members of the Board, presiding at meetings of the Board in the absence of the Chair, serving as a liaison to facilitate communications between other members of the Board, the Chair and the CEO, assisting with stockholder communications with the Board, and collaborating with Board committees on certain of their chartered responsibilities. Shlomo Dovrat has served as our Lead Director since 2024.
Board of Directors’ Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. One of the key functions of our Board is informed oversight of our risk management process. Relevant Board committees review specific risk areas, as discussed below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of the Company, including its operating plans and strategic planning, the Board provides input to management on business and commercial operating risks. In addition, management reports to the Board and will report to applicable Board committees periodically on specific material risks as they arise or as requested by such Board committee or individual Board members.
The Board administers this oversight function directly through the Board as a whole, as well as through Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure.
•Our Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, information technology, artificial intelligence, fraud and cybersecurity, and the steps our management has taken to identify and control these exposures. In addition to other matters requested by the Board or management, our Audit Committee also monitors compliance with legal and regulatory requirements and evaluates the effectiveness of our independent registered public accounting firm.
•Our Nominating and Corporate Governance Committee oversees the effectiveness of our corporate governance practices, including overseeing our management of risks associated with the independence of the Board, potential conflicts of interest and corporate sustainability.
•Our Compensation Committee is responsible for assessing and monitoring the risks relating to the Company’s compensation plans for executive officers and key personnel, equity incentive plans and other compensatory arrangements, as well as leadership succession planning.
While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation. We believe that our leadership structure, with Mr. Kostman, our CEO, serving as a Director, enhances the Board’s effectiveness in risk oversight due to his participation in the Company's risk management committee, combined with his extensive knowledge of our industry, business and operations, which facilitates the Board’s oversight of key risks. Our quarterly disclosure committee also discusses new or evolving risks to be presented to the Board (or committees of the Board) and to be incorporated into disclosures. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our executive officers and those employees responsible for financial reporting, and our directors.
Our Board has also adopted Corporate Governance Guidelines that, along with our committee charters and our Code of Ethics, provide the framework for our corporate governance policies.
Copies of our Code of Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at investors.teads.com under “Governance” and clicking on “Documents & Charters” or by requesting a copy via an e-mail addressed to IR@teads.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to our executive officers and directors within the time period required.
Political and Charitable Contributions and Lobbying
The Code of Ethics prohibits the use of Company funds or assets for political or charitable contributions of any kind by or on behalf of the Company, unless expressly authorized in writing in advance by the Company. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.
Board Committees
Our Board has established the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.
Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates pursuant to a written charter, and each committee will review and assess the adequacy of its charter annually, submitting any changes to the Board for approval. Each of the standing committee charters is available on our website at investors.teads.com under “Governance” by clicking on “Documents & Charters.”
The following table describes which directors currently serve on each of the below standing Board committees.

Name	Nominating and Corporate Governance Committee	Compensation and Human Capital Management Committee	Audit Committee
Nithya B. Das	—	C	—
Shlomo Dovrat	—	M	M
Yaron Galai	—	—	—
Dexter Goei	—	—	—
David Kostman	—	—	—
Yaffa Krindel	—	—	C
Mark Mullen	—	—	—
Kate Taneyhill Jhaveri	M	M	—
Arne Wolter	C	—	M
Mark Zagorski	M	—	—

M = Member
C = Chair
Set forth below are summaries of the responsibilities of each of our standing Board committees. Members will serve on these committees until their resignation or until otherwise determined by the Board of Directors.

Audit Committee
Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•appointing, compensating and overseeing the work of our independent auditors, including resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;
•approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviewing the qualifications and independence of the independent registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing the adequacy and effectiveness of our internal control over financial reporting;
•establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
•reviewing and discussing with management and our independent auditors our guidelines and policies with respect to compliance, risk assessment and risk management, including the Company’s major financial and other pertinent risk exposures such as cyber risk;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed financial reports; and
•reviewing and approving related-party transactions.
Our Audit Committee consists of Shlomo Dovrat, Yaffa Krindel, and Arne Wolter, with Yaffa Krindel serving as the committee’s chairperson. Each member of the committee is “independent” as defined under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, our Board of Directors has determined that Shlomo Dovrat and Yaffa Krindel are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.
The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”
Compensation and Human Capital Management Committee
Our Compensation Committee oversees our compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:
•reviewing and recommending policies, plans and programs relating to the compensation and benefits of our directors, officers and employees;
•reviewing succession planning for our executive officers and evaluating potential successors;
•reviewing and approving compensation and the corporate goals and objectives relevant to the compensation of our CEO;
•reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our CEO;
•evaluating the performance of our CEO and other executive officers in light of established goals and objectives;
•administering our equity compensation plans for our employees and directors; and
•administering, periodically reviewing and amending the Company’s Compensation Recovery Policy (the “Clawback Policy”) and any other Company policy that provides for the recoupment of compensation.

Our Compensation Committee consists of Nithya B. Das, Shlomo Dovrat and Kate Taneyhill Jhaveri, with Nithya B. Das serving as the committee’s chairperson. Our Board of Directors has considered the independence and other characteristics of each member of our Compensation Committee. Compensation Committee members must satisfy Nasdaq independence requirements as well as the heightened standard for independence applicable to compensation committee members set forth in Nasdaq rules. Each of the members of our Compensation Committee qualifies as an independent director pursuant to Nasdaq rules and meets the heightened standard for independence under Nasdaq rules. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending corporate governance policies and nominees for election to our Board and its committees. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•evaluating and making recommendations regarding the organization and governance of our Board of Directors and its committees;
•assessing the performance of Board members and making recommendations regarding committee and chair assignments and the composition and size of our Board of Directors and its committees;
•recommending desired qualifications for Board and committee membership and conducting searches for potential members of our Board of Directors;
•reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•overseeing and monitoring the Company’s strategy, policies and initiatives with respect to corporate sustainability; and
•reviewing and approving any conflicts of interest of our directors and corporate officers.
Our Nominating and Corporate Governance Committee consists of Kate Taneyhill Jhaveri, Arne Wolter, and Mark Zagorski, with Arne Wolter serving as the committee’s chairperson. Our Board has determined that each member of the committee qualifies as an independent director under Nasdaq listing standards.
Our Board may from time to time establish other committees.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.
Policies Governing Director Nominations
Director Nomination Process
Our Board is responsible for determining candidates for nomination to our Board. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee will review annually with the Board the composition of the Board as a whole and will recommend, if necessary, measures so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and variety of backgrounds required for the Board as a whole. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members, skills and perspectives. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.

Generally, our Nominating and Corporate Governance Committee will identify candidates for director nominees in consultation with other Board members and management as well as potentially through the use of search firms or other advisors, the recommendations submitted by stockholders, and such other methods as the Nominating and Corporate Governance Committee deems appropriate. Ms. Taneyhill Jhaveri, Ms. Krindel, Ms. Das and Mr. Zagorski were each identified by Board members, and Mr. Goei and Mr. Mullen were each designated by Altice Teads and appointed in accordance with the Stockholders Agreement. Once candidates have been identified, our Nominating and Corporate Governance Committee will confirm that the candidates meet the minimum qualifications for director nominees and may gather information about the candidates through interviews, questionnaires, background checks or any other means that it deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee will evaluate the qualifications and skills of director candidates, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee will recommend candidates as director nominees for the Board’s approval.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Recommendations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following information: name of the stockholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s employment history or a listing of his or her qualifications to be a director and the person’s written consent to be named as a director if nominated.
Stockholders may also nominate directors for election at our annual meetings of stockholders in accordance with our bylaws. Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement under “General Matters - Stockholder Proposals and Nominations.”
Minimum Qualifications
Our Nominating and Corporate Governance Committee will take into consideration all factors it deems relevant and appropriate when recommending candidates for the Board’s selection as nominees for the Board. These factors may include judgment, skill, variety of backgrounds, experience with our business and our industry and with other organizations of a comparable size, the interplay of the candidate’s experience with that of the other Board members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. Our Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent various viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers a variety of perspectives, experience and skills such that the Board as a whole represents differing viewpoints, backgrounds and experience.
Stockholder Engagement and Communication with the Board of Directors
Our Board and management team maintain a deep commitment to strong corporate governance. Engagement with, and accountability to, our stockholders are cornerstones of this commitment. Accordingly, we maintain an active stockholder engagement program that facilitates channels of communication and aims to foster relationships with our stockholders to drive sustainable, long-term growth and stockholder value. As part of our engagement program, members of our management team, including our CEO and CFO, regularly meet with stockholders, in-person, virtually or by phone, to discuss strategy, governance and other matters of stockholder interest. Our ongoing stockholder engagement and commitment to long-term value creation will continue to inform our Board’s deliberations in 2026 and beyond.

Stockholders wishing to communicate with our Board may do so by writing to the Board, any individual director, or to the non-employee directors as a group, at:
Teads Holding Co.
111 West 19th Street
New York, NY 10011
Attention: Corporate Secretary
The communication should prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Corporate Secretary will not forward any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Insider Trading Policy
The Board has adopted the Teads Insider Trading and Blackout Policy (the “Insider Trading Policy”) which governs the purchase, sale, and/or other dispositions of Company securities by directors, officers, and employees of the Company and its subsidiaries, certain of their family members, and entities with which they are affiliated, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. Among other restrictions, the Insider Trading Policy prohibits these individuals and entities from trading in Company securities while in possession of material nonpublic information and during certain designated blackout periods. Additionally, for certain enumerated persons, certain of their family members and entities with which they are affiliated, the Insider Trading Policy requires that proposed transactions in Company securities be pre-approved by our Chief Administrative Officer or her respective designee.
In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities.
The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of the Insider Trading Policy, a copy of which has been filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.
Hedging Policy
The Insider Trading Policy also includes provisions that restrict our directors, officers and employees from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, trading in puts, calls, straddles and options for our securities, trading in our securities on a short-term basis, and from engaging in short sales of our securities.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our current executive officers.

Name	Age	Position(s)*
David Kostman	61	Chief Executive Officer and Director
Jason Kiviat	38	Chief Financial Officer
Asaf Porat*	40	Chief Operating Officer
Mary (Mollie) Spilman	58	Chief Commercial Officer
*Effective March 17, 2026, Mr. Porat's role as our Chief Operating Officer will evolve to focus on longer term corporate strategy and capital markets. In connection with this transition, Mr. Porat will no longer be designated an executive officer or principal operating officer of the Company.
Executive Officer Biographies
David Kostman – Chief Executive Officer and Director
Please see Mr. Kostman’s biographical information above in this Proxy Statement under “Board of Directors - Director Biographies.”
Jason Kiviat - Chief Financial Officer
Jason Kiviat has served as our Chief Financial Officer (“CFO”) since July 2022. Prior to becoming our CFO, Mr. Kiviat served in various roles at Teads, including as Accounting Manager – Global Revenue, from December 2013 to March 2016, Senior Manager – Accounting and Operations, from March 2016 to March 2018, Senior Manager – FP&A, from March 2018 to March 2019, Director – FP&A, from April 2019 to January 2021, Senior Director – FP&A/IPO Process Management from January 2021 to September 2021, and Vice President – Investor Relations and FP&A, from August 2021 to July 2022. Mr. Kiviat obtained his CPA license and previously worked at KPMG LLP. Mr. Kiviat holds a B.S. in Accounting from the University of Maryland.
Mary (Mollie) Spilman - Chief Commercial Officer
Mary (Mollie) Spilman has served as our Chief Commercial Officer (“CCO”) since November 2025. Prior to becoming our CCO, from 2019 to September 2024, Ms. Spilman served as Chief Revenue Officer at Oracle Advertising & Marketing Cloud, at Oracle Corporation. Previously, Ms. Spilman was the Chief Operating Officer of Criteo S.A., an advertising technology company, from 2014 to 2019. From 2012 to 2014, Ms. Spilman was the Executive Vice President, Sales and Operations, of Millennial Media. Prior to Millennial Media, Ms. Spilman served as the Chief Marketing Officer of Yahoo! Inc. from 2010 to 2012. Prior to that time, Ms. Spilman served in Chief Executive Officer and other C-level executive positions at various online technology companies. Ms. Spilman holds a B.A. in English Literature from Trinity College.

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “Say-on-Pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Because we are no longer an “emerging growth company,” this is the first year that we are required to present our stockholders with a Say-on-Pay Vote requesting approval of the compensation of our named executive officers (“NEOs”).
We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement, which describes our executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the fiscal year ended December 31, 2025.
As we describe in the “Executive Compensation” section of this Proxy Statement, we maintain an executive compensation program that primarily consists of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation are designed to achieve the fundamental goals of our compensation program, which are to attract, retain and motivate superior executive talent; provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value; and facilitate executive retention. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive.
The Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to Teads Holding Co.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Compensation Committee or the Board or create or imply any change to the fiduciary duties of the members of the Compensation Committee or the Board. However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote is required to approve the compensation of our named executive officers. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
(PROPOSAL NO. 2)

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should hold future Say-on-Pay Votes. Because we are no longer an “emerging growth company,” this is the first year we are required to present our stockholders with this proposal to express their preference as to the frequency with which we will conduct future Say-on-Pay Votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors.
Accordingly, we ask our stockholders to indicate their preferred frequency for future Say-on-Pay Votes by voting for every “one year,” “two years” or “three years” (or abstaining from voting) in response to the following resolution:
RESOLVED, that the alternative of every one year, two years, or three years that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.
Currently, we believe that it is in the best interests of the Company and its stockholders to hold a Say-on-Pay Vote every one year. We believe this frequency will enable our stockholders to vote, on a non-binding advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to more meaningful and timely feedback regarding the compensation of our named executive officers.
The vote on this proposal is advisory; therefore, it is not binding on the Company, the Board or our Compensation Committee. We will consider the outcome of the vote on this proposal, but we may determine that it is in the best interests of the Company and its stockholders to hold Say-on-Pay Votes more or less frequently than the frequency indicated by stockholders in voting on this proposal.
The frequency choice that receives the highest number of votes cast will be considered to be the preferred frequency of our stockholders with which we are to hold future non-binding stockholder advisory Say-on-Pay Votes on the compensation of our named executive officers. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EVERY
“ONE YEAR”
AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
(PROPOSAL NO. 3)

EXECUTIVE COMPENSATION
We are currently a “smaller reporting company.” The following section describes the compensation we paid to our named executive officers for our fiscal year ended December 31, 2025.
As noted above, on February 3, 2025, Outbrain completed the Acquisition. The discussion that follows, concerning our compensation philosophy and process, describes the philosophy, objectives, process components and additional aspects of the 2025 executive compensation program of Teads following the Acquisition. However, the tables that immediately follow this section include historical compensation information for our named executive officers, who were the named executive officers of Outbrain for fiscal year 2024, prior to the Acquisition.
Compensation Philosophy and Process
Teads operates in a highly competitive and continually changing market. Attracting, developing and retaining qualified executives who increase stockholder value by achieving our financial and strategic growth plans and objectives remain key to our success. Our goal is to provide compensation that emphasizes pay-for-performance, rewarding those who achieve or exceed their goals, and seeking to drive long-term value for our stockholders through the use of both short-term and long-term incentive programs.
Our compensation program is designed to:
•Attract, retain and motivate superior executive talent;
•Provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and
•Align executive interests with those of stockholders through short-term and long-term incentives linked to performance.
Role of the Compensation Committee. Pursuant to its charter, our Compensation Committee is charged with determining and approving the compensation and benefits of each executive officer, including our named executive officers, and other members of senior leadership on an annual basis, with the goal of achieving a compensation program and total compensation paid to our executive officers and senior leadership in line with our compensation philosophy. In determining compensation for our executive officers, the Compensation Committee may consider, among other factors, compensation for comparable positions in the market and the historical compensation levels of our executive officers, performance as compared to our expectations and objectives, and our desire to motivate our executive officers to achieve short- and long-term results that are consistent with our business strategies and objectives.
Based on this review, the Compensation Committee is responsible for approving the compensation of each executive officer.
Role of Management. Management assists the Compensation Committee by preparing information and materials for matters under consideration by the committee. Our CEO and our Chief People Officer also generally attend Compensation Committee meetings to participate in discussions and our Chief People Officer is asked to provide information regarding executive performance and compensation matters to the committee. In addition, as part of its review process, the Compensation Committee meets with the CEO to discuss his recommendations regarding the compensation of each executive officer (other than himself), and other members of senior leadership.

2025 Summary Compensation Table
The table below sets forth the annual compensation awarded or paid to our named executive officers for the years ended December 31, 2025 and 2024.

Name & Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
David Kostman	2025	500,000	1,000,000	2,105,067	—	—	—	3,605,067
CEO	2024	430,000	—	3,102,000	—	326,289	—	3,858,289
Jason Kiviat	2025	400,000	400,000	263,134	—	84,000	3,696	1,150,830
CFO	2024	345,000	—	330,616	—	160,154	3,523	839,293
Asaf Porat(e)	2025	400,846	600,000	1,300,334	—	61,000	105,378	2,467,558
COO	2024	285,349	—	826,540	—	177,918	81,028	1,370,835
_______________________________________________
(a)Bonuses paid in recognition of the significant effort undertaken in connection with the Acquisition closing on February 3, 2025 (see section below entitled "Bonus and Non-Equity Incentive Plan Compensation" for more information).
(b)For 2025, these amounts represent the aggregate grant date fair value of RSU awards granted in 2025 as computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 13 to our 2025 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2026. The vesting terms of the RSUs are described below in “Outstanding Equity Awards at Fiscal Year-End.” The value of the performance-based RSUs awards reflected in this column assumes maximum performance achievement.
(c)For 2025, represents payouts under our 2025 annual bonus program, paid in 2026. For 2024, represents payouts under our 2024 annual bonus program, paid in 2025. The annual bonus programs are described below under “Disclosure to the Summary Compensation Table – Bonus and Non-Equity Incentive Plan Compensation.”
(d)For Mr. Kiviat, the amount contributed to our tax qualified 401(k) plan as Company matching contributions. Our 401(k) plan is available to all U.S. employees. For Mr. Porat, amounts reported in this column include those mandated by applicable law, which includes payments, contributions and/or allocations for savings funds, pension, severance, vacation, risk insurances, social security, tax gross-up payments, as well as other benefits and perquisites provided to the Company’s employees in Israel, such as educational fund and commuting cost reimbursements, regardless of whether such amounts have actually been paid to the executive.
(e)For Mr. Porat, compensation amounts received in non-U.S. currency have been converted into U.S. dollars using an exchange rate of 0.29 U.S. dollar per NIS (which was the average exchange rate for 2025), except bonus and the non-equity incentive plan compensation amount which amounts were approved by the Compensation Committee in U.S. dollars.
Disclosure to the Summary Compensation Table
Employment Agreements
We entered into a new employment agreement with Mr. Kostman prior to our IPO in July 2021, as amended and restated in November 2024 to reflect certain administrative changes. Mr. Porat’s original employment agreement with the Company was entered into in March 2014 and was amended in May 2021 prior to our IPO. We entered into an employment agreement with Mr. Kiviat in connection with his appointment as our CFO in July 2022, as amended and restated in November 2024. Each of these agreements is described below.
David Kostman
The amended and restated employment agreement for Mr. Kostman, our CEO, provides for an annual base salary of $400,000, subject to increase. Under the employment agreement, Mr. Kostman is also entitled to a target annual bonus equal to not less than 80% of his base salary, subject to increase by the Compensation Committee in its discretion.
Subject to the signing of a release and compliance with the terms of his employment agreement, in the event of a termination of Mr. Kostman’s employment without cause or for good reason not related to a change in control, he will be entitled to (i) “Severance Pay” equal to one-half of his annual base salary, (ii) a “Pro-Rata Bonus for Year of Termination” equal to the target annual bonus multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the 60-day anniversary of the termination date), (iii) twelve-months of subsidized COBRA premiums for health insurance, and (iv) for any options that were granted prior to 2021 and that were vested as of the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options. In the event of a termination of Mr. Kostman’s employment without cause or for good reason during the period beginning three months prior to a change in control and ending 24-months after a change in control, he will be entitled to (i) “Severance Pay” equal to the sum of (a) his base salary plus (b) an amount equal to the target annual bonus, (ii) a “Pro-Rata Bonus for Year of Termination” as defined above, (iii) eighteen-months of subsidized COBRA premiums for health insurance, (iv) full vesting of all equity awards (this full vesting was originally limited to awards granted prior to 2021 but this restriction was removed by the Compensation Committee in August 2023) and (v) for any options that were granted prior to 2021 and that were vested as of the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options.
Mr. Kostman agrees to provide six months’ notice prior to a termination without good reason, and the Company agrees to provide six months’ notice prior to a termination without cause.
Following a termination by Mr. Kostman without good reason, subject to the signing of a release and compliance with the terms of the employment agreement (including the restrictive covenants), he would be entitled to exercise any stock options that were granted prior to 2021 and that were vested as of the date of termination until the earlier to occur of the end of six months from the anniversary of the termination date or the end of the term of the option and a payment equal to the “Pro-Rata Bonus for the Year of Termination.”
Finally, in the event of a termination due to death or disability, in addition to receiving any accrued benefits as of the date of such termination, Mr. Kostman would be entitled to a payment equal to the “Pro-Rata Bonus for the Year of Termination” and for any options that were granted prior to 2021 and that were vested as of the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options.
Under the terms of the employment agreement, Mr. Kostman will be subject to an ongoing confidentiality obligation, a twelve-month non-competition covenant, a twelve-month non-solicitation of our employees covenant (including former employees or consultants within the twelve-month period prior to the executive’s termination date), and a twelve-month non-solicitation of our customers covenant (including prospective customers within the twelve-month period prior to his termination date).
Jason Kiviat
The amended and restated employment agreement for Mr. Kiviat, our CFO, provides for an annual base salary of $345,000, subject to increase. Pursuant to the terms of his employment agreement, Mr. Kiviat is entitled to a target annual bonus equal to 52% of his base salary, subject to increase by the Compensation Committee in its discretion.
Subject to the signing of a release and compliance with the terms of his employment agreement, in the event of a termination of Mr. Kiviat’s employment without cause or for good reason not related to a change in control, he will be entitled to (i) “Severance Pay” equal to his annual base salary, (ii) a “Pro-Rata Bonus for Year of Termination” equal to the target annual bonus multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the 60-day anniversary of the termination date), and (iii) six months of subsidized COBRA premiums for health insurance. In the event of a termination of Mr. Kiviat’s employment without cause or for good reason during the period beginning three months prior to a change in control and ending 12-months after a change in control, he will be entitled to (i) “Severance Pay” equal to the sum of (a) his annual base salary plus (b) an amount equal to the target annual bonus, (ii) a “Pro-Rata Bonus for Year of Termination” as defined above, (iii) six months of subsidized COBRA premiums for health insurance and (iv) full vesting of all equity awards.
Mr. Kiviat agrees to provide six months’ notice prior to a termination without good reason, and the Company agrees to provide six months’ notice prior to a termination without cause. Following a termination by Mr. Kiviat without good reason or due to death or disability, he will be entitled to a payment equal to the “Pro-Rata Bonus for the Year of Termination.” Under the terms of the Employment Agreement, Mr. Kiviat is subject to an ongoing confidentiality obligation, a nine-month non-competition covenant, a twelve-month non-solicitation of our employees covenant (including former employees or consultants within the twelve-month period prior to his termination date), and a twelve-month non-solicitation of our customers covenant (including prospective customers within the twelve-month period prior to his termination date).
Asaf Porat
The employment agreement, as amended (referred to in this section as his “employment agreement”), for Mr. Porat, our COO, and former executive officer, remains in effect as his role transitions to focus on longer term corporate strategy and capital markets. His employment agreement provides for a monthly gross salary of NIS70,000, which is composed of a monthly gross salary and an overtime compensation component. Under the employment agreement, Mr. Porat is also entitled to a target annual bonus equal to NIS420,000 subject to increase by the Compensation Committee in its discretion.
The employment agreement also requires the Company to maintain a manager’s insurance policy, under which the Company will contribute (i) 8 1/3% of Mr. Porat’s monthly gross salary, on account of severance payment, (ii) 5% of Mr. Porat’s monthly gross salary in respect of provident fund (provided that Mr. Porat shall contribute an additional 5% of his monthly gross salary for such purpose) and (iii) 2.5% of Mr. Porat’s monthly gross salary in respect of loss of earning ability payment. Upon a termination of his employment with the Company, all amounts accrued within this policy will be released to Mr. Porat (unless Mr. Porat’s employment is terminated under circumstances entitling an employer, under law, to terminate an employees’ employment without severance payment or part thereof). The employment agreement also provides that the Company shall maintain a vocational studies fund in Mr. Porat’s name and contribute to such fund 7.5% of his monthly gross salary, in accordance with applicable regulations (provided that Mr. Porat shall contribute an additional 2.5% of his monthly gross salary for such purpose), and entitles Mr. Porat to the use of a Company car (provided that Mr. Porat shall be responsible for all of the required taxes arising from such use of a Company car).
Pursuant to the employment agreement, other than in circumstances of cause, either Mr. Porat or the Company has the right to terminate employment at any time for any reason by giving the other party six months’ prior written notice. Under the terms of the employment agreement, Mr. Porat will be subject to an ongoing confidentiality obligation, a twelve-month non-competition covenant and a twelve-month non-solicitation of our employees, suppliers and customers covenant.
Bonus and Non-Equity Incentive Plan Compensation
We believe it is important to motivate our senior leadership to achieve our short-term performance goals by linking a portion of their annual cash compensation to the achievement of our approved operating plan. We set target bonus amounts for our executive officers and senior leadership expressed as a percentage of base salary. Our practice has been to provide for annual bonus payments conditioned upon the achievement of certain financial metrics and individual qualitative metrics. Our financial metrics for 2024 and 2025 were based on Ex-TAC Gross Profit and Adjusted EBITDA (each as defined in the 2025 Annual Report on Form 10-K filed March 16, 2026). In 2025 and 2024, the Company’s performance scores were 0% and 86.6% respectively.
For 2025 and 2024, our CEO, Mr. Kostman, was eligible to earn a target annual cash bonus of 90% and 85%, respectively, of his base salary, which was 100% tied to financial metrics in 2025, and 80% tied to financial metrics and 20% tied to personal qualitative metrics for 2024. For 2025 and 2024, Mr. Kiviat was eligible to earn a target cash bonus of 70% and 52%, respectively, of his base salary, which was 80% tied to financial metrics and 20% tied to personal qualitative metrics. For 2025 and 2024, Mr. Porat was eligible to earn a target cash bonus of 70% of his base salary, which was 80% tied to financial metrics and 20% tied to performance metrics.
In April 2025, the Compensation Committee approved one-time discretionary bonuses for certain of our executive officers, including our NEOs, Mr. Kostman, Mr. Kiviat, and Mr. Porat. These awards were approved in recognition of the executive team’s extraordinary efforts to complete the Acquisition and related financing transactions. On February 3, 2025, the Company completed the Acquisition for a cash payment of $625.0 million, subject to certain customary adjustments, and 43.75 million shares of common stock, and simultaneously entered into a credit agreement providing for a $625.0 million bridge term loan credit facility (the “bridge facility”), the proceeds of which served as the cash consideration for the Acquisition, and a secured revolving credit facility in an aggregate principal amount of $100.0 million. Thereafter, on February 11, 2025, the Company completed a $637.5 million private notes offering, the proceeds of which were used to fully repay the bridge facility and pay expenses incurred in the offering. Discretionary bonuses were paid to our NEOs in the following amounts: Mr. Kostman, $1,000,000, Mr. Kiviat, $400,000, and Mr. Porat, $600,000.
Equity Compensation

We grant equity awards to certain employees, including our named executive officers, to recognize performance, to align the equity participants with the interests of our stockholders and to retain top talent. Historically, we granted stock options, but since 2021, our annual equity grants have generally been in the form of RSUs and, more recently, performance-based restricted stock units (“PSUs”).
RSUs. In June 2024 and June 2025, the Compensation Committee granted RSUs to various key personnel, including the named executive officers, which are scheduled to vest in quarterly installments over a four-year period following the date of grant.

These awards are designed to align the interests of such key personnel with those of our stockholders and to provide a strong incentive for the retention of such key employees through the vesting period. The amounts of RSUs granted to our named executive officers are listed below in “Outstanding Equity Awards at Fiscal Year-End.” In June 2023, the Compensation Committee also granted Mr. Porat a special PSU award which vested in the first quarter of 2026 based upon achievement of performance targets based on specified financial metrics. See below under “Outstanding Equity Awards at Fiscal Year-End” for the amount of PSUs granted and information regarding the terms of this award.

Absolute Total Shareholder Return (“aTSR”) PSUs. In 2024, the Compensation Committee incorporated PSUs into our annual equity compensation program. We granted to certain key personnel, including our named executive officers, PSUs that vest subject to the Company’s achievement of various stock price targets on 20 days of a consecutive 30-day period during the three-year performance period ending on December 31, 2026. These PSUs are subject to both service-based vesting conditions, with the awards vesting in quarterly increments, and performance-based stock price targets, with payout of the awards conditioned upon satisfying both such vesting conditions. In March 2025, a portion of these performance-based RSUs were released upon the Compensation Committee's confirmation of the achievement of the one of the stock price targets. The amounts of PSUs granted to our named executive officers are listed below under “Outstanding Equity Awards at Fiscal Year-End.”

Relative Total Shareholder Return (“rTSR”) and Financial Metric PSUS. In 2025, the Compensation Committee again granted PSUs to certain key personnel, including our named executive officers. The vesting of such 2025 PSUs was contingent on the achievement of specified performance metrics based on (i) relative total shareholder return (“rTSR”) measured over the performance periods from January 1, 2025 to December 31, 2025, January 1, 2026 to December 31, 2026, and January 1, 2027 to December 31, 2027 and (ii) Financial Metrics measured over the three year performance period ending December 31, 2027 (“Financial Metric PSUs”). For the Financial Metric PSUs, as an initial hurdle, the Company was required to achieve financial metrics measured over the performance period from January 1, 2025 to December 31, 2025 (the “Threshold Goal”) in order for the award to remain outstanding. In the first quarter of 2026, it was determined that the Threshold Goal was not met, and all of the Financial Metric PSUs held by our executives were forfeited.

The rTSR PSUs are subject to vesting conditions based on achievement of rTSR as follows, with the first tranche to be earned measured over the performance period from January 1, 2025 to December 31, 2025:

Company’s Relative TSR Ranking	Number of PSUs Vesting (% of Target Shares)
85th percentile or above (“Maximum”)	150%
55th percentile (“Target”)	100%
25th percentile (“Threshold”)	25%
Below 25th percentile	0%

As a result of the Company’s below Threshold performance relative to the specified comparator companies1, there was zero payout of this portion of rTSR PSUs. The rTSR PSUs covering the 2026 and 2027 performance periods remain outstanding and will vest subject to rTSR performance during these periods.

Treatment of Outstanding Equity Awards upon Termination of Employment and Change in Control
Upon termination of employment outside of a change in control scenario, unvested RSUs and PSUs held by our named executive officers (other than certain awards held by our CEO, as described below) are automatically forfeited. In a change in control scenario, the terms of our awards are as follows:

RSUs: Upon a change in control, unvested RSUs remain outstanding and continue to vest. If, within 12 months following a change in control, any officer’s employment is terminated by the Company other than for cause or by such officer for good reason (each a “qualifying termination”), their unvested RSUs will fully accelerate (referred to as “double trigger acceleration”).

1 This comparator group includes: Cardlytics, Inc., Criteo S.A., Digital Turbine, Inc., DoubleVerify Holdings, Inc., Entravision Communications Corporation, IAC Inc., Integral Ad Science Holding Corp., Ibotta, Inc., Magnite, Inc., Nexxen International Ltd., Perion Network Ltd., PubMatic, Inc., QuinStreet, Inc., Taboola.com Ltd., and Viant Technology Inc.

aTSR PSUs: Upon a change in control, except as otherwise described below in this section for Mr. Kostman, any PSUs for which the applicable stock price target has been achieved (such that they remain subject only to service-based vesting conditions) remain outstanding and continue to vest. Any aTSR PSUs for which the applicable stock price target has not been achieved at the time of the change in control (i) are automatically forfeited if the acquisition price paid to stockholders in the transaction or other per share price reasonably determined by the Compensation Committee, as applicable (the “acquisition price”) is less than the applicable stock price target or (ii) remain outstanding subject to service-based vesting requirements if the acquisition price meets or exceeds the applicable stock price target. If, within 12 months following a change in control, any such officer’s employment is terminated as a result a “qualifying termination”, their aTSR PSUs which remain subject only to service-based vesting conditions will fully accelerate (referred to as “double trigger acceleration”).

rTSR PSUs and Financial Metric PSUs: Upon a change in control, any outstanding rTSR PSUs and Financial Metric PSUs that have not vested will convert to RSUs subject to service-based vesting conditions as set forth in the award agreement. If these RSUs are assumed by the surviving company and, within 12 months following the change in control, the officer’s employment is terminated as the result of a “qualifying termination,” then any such RSUs that remain outstanding will fully accelerate.

CEO Vesting Arrangement: If Mr. Kostman’s employment is terminated for any reason other than cause, the RSUs (including any aTSR PSUs for which the applicable stock price target has been achieved) that he holds that are scheduled to vest within six months following his termination date, will automatically vest, and any such awards scheduled to vest following that six-month window are automatically forfeited; and for any market-based PSUs for which the applicable stock price target has not yet been achieved as of the termination date, such awards will be (i) deemed to have satisfied any quarterly service-based vesting date scheduled to occur during the six-month window following termination (and such PSUs will remain subject only to achievement of the stock price target), and any such PSUs scheduled to vest after this six-month window will be automatically forfeited. In addition, upon a change in control, any market-based PSUs held by Mr. Kostman for which the applicable stock price target has been achieved will automatically vest, and any market-based PSUs for which the applicable stock price target has not been achieved at the time of the change in control (i) are automatically forfeited if the acquisition price is less than the applicable stock price target or (ii) automatically vest if the acquisition price meets or exceeds the applicable stock price target.
Clawback Policy
In November 2023, Teads adopted the Clawback Policy, which requires it to recover from its covered executives (which includes our named executive officers) certain excess incentive compensation that would not have been earned based on specified accounting restatements. The Clawback Policy covers any compensation that is granted, earned, or vested based wholly or in part upon the attainment of certain financial reporting measures (“Incentive-Based Compensation”) and received by a covered executive during the last three completed fiscal years immediately preceding the relevant accounting restatement date (“Applicable Recovery Period”). These elements of the Clawback Policy are consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and Nasdaq listing standards.
In addition, the Clawback Policy provides for discretionary compensation recovery in the event of certain misconduct. Specifically, the Clawback Policy provides that if the Company is required to prepare an accounting restatement, and the Compensation Committee determines that the act or omission to act of a covered executive or other current or former employee or other service provider of the Company contributed to the circumstances requiring the accounting restatement and involved (i) willful, knowing or intentional misconduct, (ii) a willful, knowing or intentional violation of any Company policy, rule or requirement or any applicable legal or regulatory requirement, or (iii) fraud, the Company can recover Incentive-Based Compensation, other time- or performance-vesting equity awards, and performance-based cash awards during the Applicable Recovery Period.
Policy and Practices Regarding Equity Awards
The Company does not currently grant stock options to its employees, and we have not granted stock options to our named executive officers since 2020. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised options and unvested RSUs and PSUs outstanding as of December 31, 2025, for each named executive officer.

		Option awards					Stock awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
David	12/24/2020	220,588	—	—	10.95	12/24/2030	—		—	—		—
Kostman	04/19/2022	—	—	—	—	—	4,687	(2)	3,299	—		—
	06/05/2023	—	—	—	—	—	35,156	(2)	24,746	—		—
	06/04/2024	—	—	—	—	—	100,000	(2)	70,390	—		—
	06/04/2024	—	—	—	—	—	—		—	666,664	(3)	469,265
	06/05/2025	—	—	—	—	—	360,000	(2)	253,404	—		—
	06/05/2025	—	—	—	—	—	—		—	320,000	(6)	225,248
Jason	04/15/2016	2,647	—	—	8.26	04/15/2026	—		—	—		—
Kiviat	06/07/2017	5,882	—	—	7.34	06/07/2027	—		—	—		—
	04/19/2022	—	—	—	—	—	562	(4)	396	—		—
	07/24/2022	—	—	—	—	—	12,500	(4)	8,799	—		—
	06/05/2023	—	—	—	—	—	17,187	(4)	12,098	—		—
	06/04/2024	—	—	—	—	—	28,000	(4)	19,709	—		—
	06/04/2024	—	—	—	—	—	—		—	19,199	(3)	13,514
	06/05/2025	—	—	—	—	—	45,000	(4)	31,676	—		—
	06/05/2025	—	—	—	—	—	—		—	40,000	(6)	28,156
Asaf	04/15/2016	2,941	—	—	8.26	04/15/2026	—		—	—		—
Porat	12/24/2020	58,824	—	—	10.95	12/24/2030	—		—	—		—
	04/19/2022	—	—	—	—	—	3,125	(5)	2,200	—		—
	06/05/2023	—	—	—	—	—	7,812	(5)	5,499	—		—
	06/05/2023	—	—	—	—	—	—		—	73,836	(7)	51,973
	06/04/2024	—	—	—	—	—	70,000	(5)	49,273	—		—
	06/04/2024	—	—	—	—	—	—		—	47,999	(3)	33,786
	06/05/2025	—	—	—	—	—	250,000	(8)	175,975
	06/05/2025	—	—	—	—	—	112,500	(5)	79,189
	06/05/2025	—	—	—	—	—	—		—	100,000	(6)	70,390
_________________________________________________________________________
(1)Fair market value of our common stock used to determine the value of the awards listed in the table is $0.7039, our closing market price on December 31, 2025.
(2)Represents RSUs that remain unvested of the 75,000 granted on April 19, 2022, 112,500 granted on June 5, 2023, 200,000 granted on June 4, 2024 and 480,000 granted on June 5, 2025, respectively. Such RSUs vest quarterly in equal increments over 16 quarters.
(3)Represents PSUs granted in June 2024 with both performance-based conditions (stock price targets) and service-based vesting conditions that vest quarterly in equal increments over 12 quarters. In the first quarter of 2025, one of the stock price targets of these awards was met, and as a result, a portion of these PSUs, for which the service-based vesting condition was met, were released.
(4)Represents RSUs that remain unvested of the 9,000 granted on April 19, 2022, 100,000 granted on July 24, 2022, 55,000 granted on June 5, 2023, 56,000 granted on June 4, 2024 and 60,000 granted on June 5, 2025, respectively. Such RSUs vest quarterly in equal increments over 16 quarters.
(5)Represents RSUs that remain unvested of the 50,000 granted on April 19, 2022, 25,000 granted on June 5, 2023, 140,000 granted on June 4, 2024 and 150,000 granted on June 5, 2025, respectively. Such RSUs vest quarterly in equal increments over 16 quarters.
(6)Represents PSUs granted in June 2025 with both performance-based conditions (relative TSR and financial metrics). Vesting occurs upon year-end certification of performance achievement and continued service.

(7)Represents PSUs, the vesting of which was based on achievement of (i) an Ex-TAC Gross Profit growth performance target measured over 2024-2025 (50%) and (ii) an adjusted EBITDA as a percentage of Ex-TAC gross profit performance target measured over 2023-2025 (50%). In the first quarter of 2026, the Committee determined that 100% and 64% of the Ex-TAC Gross Profit and Adjusted EBITDA targets were achieved, respectively, resulting in the vesting and payout of the number of shares reported here.
(8)Represents RSUs that remain unvested of the 250,000 granted on June 5, 2025. Such RSUs vest on March 5, 2028.

Perquisites, Health, Welfare and Retirement Benefits
All of our executive officers are eligible to participate in our employee benefit plans, including our health insurance plans, in each case on the same basis as all of our other employees.
We maintain a 401(k) retirement savings plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended. The 401(k) plan provides us with the discretion to match employee contributions. During 2024 and 2025, we made 50% matching contributions on up to 3% of an employee’s eligible compensation deferred, subject to IRS limitations. Matching contributions are immediately vested.
We do not maintain any non-qualified deferred compensation plans at this time. In connection with the Acquisition, the Company acquired certain defined benefit plans in two international locations. None of our NEOs are eligible to participate in this defined benefit pension plan.
Equity Compensation Plan Information
As of December 31, 2025, information about our equity compensation plans is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3) (c)
Equity compensation plans approved by security holders	11,657,476	$9.89	4,868,875
Equity compensation plans not approved by security holders	48,529	$7.34	—
Total	11,706,005	$9.80	4,868,875
_______________________________________________________
(1)Includes 1,412,240 RSUs and 1,326,262 stock options outstanding under our 2007 Omnibus Securities and Incentive Plan, 8,918,974 RSUs and PSUs outstanding under our 2021 Long-Term Incentive Plan as of December 31, 2025, and equity classified warrants. As of December 31, 2025, there have been no deferrals under our Employee Stock Purchase Plan.
(2)Reflects the weighted average exercise price of outstanding stock options reported in column (a). No exercise price is attributable to outstanding RSUs or PSUs.
(3)Includes 278,665 shares remaining available for issuance under our 2007 Omnibus Securities and Incentive Plan, 1,239,764 shares remaining available for issuance under our 2021 Long-Term Incentive Plan, and 3,350,446 shares remaining available for issuance under our Employee Stock Purchase Plan as of December 31, 2025. The 2021 Long-Term Incentive Plan and Employee Stock Purchase Plan each have an evergreen provision whereby, unless the Board determines otherwise, on January 1 of each year, the share reserve is increased automatically by 5% and 1%, respectively, of the total number of shares outstanding as of December 31st.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are discussed under “Corporate Governance” in the “Board Committees” section under “Audit Committee.” The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2025 and has discussed these statements with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. Company management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Teads in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
The Audit Committee also received from, and discussed with, KPMG the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
KPMG also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with KPMG their independence from Teads.
Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Teads Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Respectfully submitted by the Audit Committee,
Yaffa Krindel
Shlomo Dovrat
Arne Wolter

The report of the Audit Committee is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Pay Versus Performance Disclosure
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:

Fiscal Year	Summary Compensation Table Total for PEO(1,2)	Compensation Actually Paid to PEO(1,3)	Average Summary Compensation Table Total for Non-PEO NEOs(1,2)	Average Compensation Actually Paid to Non-PEO NEOs(1,3)	Value of an initial $100 Investment:	Net Income ($ millions)(5)
					Total Shareholder Return(4)
FY2025	$3,605,067	$(2,876,575)	$1,708,594	$(41,698)	$16	$(517.1)
FY2024	$3,858,289	$6,558,989	$1,105,064	$1,667,155	$164	$(0.7)
_______________________________________________________
(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
FY2025	David Kostman	Jason Kiviat, Asaf Porat
FY2024	David Kostman	Jason Kiviat, Asaf Porat
(2)Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year FY2025 ($)	Fiscal Year FY2024 ($)
Summary Compensation Table Total	$3,605,067	$3,858,289
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$(2,105,067)	$(3,102,000)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$287,266	$5,275,920
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(4,105,773)	$242,810
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$221,394	$254,750
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(779,462)	$29,220
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$(2,876,575)	$6,558,989

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year FY2025 ($)	Fiscal Year FY2024 ($)
Summary Compensation Table Total	$1,708,594	$1,105,064
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$(781,734)	$(578,578)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$150,827	$791,178
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(831,681)	$201,330
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$48,430	$124,828
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(336,134)	$23,333

(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$(41,698)	$1,667,155
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this proxy statement.

	Fiscal Year FY2025	Fiscal Year FY2024
Restricted Stock Units
Stock Price	$0.61 - $4.51	$3.62 - $7.60
Performance Share Units
Financial Metric Multiplier	0% - 100%	60.55% - 67.30%
Volatility	81.3% - 105.9%	46.3%
Risk-Free Interest Rate	3.4%	4.2%
Stock Options
Expected Term		6.02 years
Strike Price		$10.95
Volatility		57.0% - 61.7%
Dividend Yield		0.0%
Risk-Free Interest Rate		3.4% - 4.5%
(4)Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2023 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
Relationship between Compensation Actually Paid and the Company’s Performance
The following charts illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR and the Company’s Net Income:

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as our independent registered public accounting firm since 2013.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.
Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
We expect that a representative of KPMG will be available at our 2026 Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Under its pre-approval policy, the Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by KPMG. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP. The policy also requires the specific pre-approval of all other permitted services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members are to be presented to the full Audit Committee at its next scheduled meeting.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2025 and 2024 for each of the following categories of services are as follows:

Fee Category	2025	2024
Audit Fees	$3,310,000	$1,723,058
Audit-Related Fees	$—	$—
Tax Fees	$687,862	$394,768
All Other Fees	$—	$—
Total	$3,997,862	$2,117,826

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, review of registration statements on Form S-8, comfort letters, consents, statutory audit services and review of documents filed with the SEC.
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” There were no Audit-Related Fees billed in 2025 or 2024.
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns as well as tax advice related to domestic and international tax matters, transfer pricing, and tax due diligence.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above. There were no Other Fees billed in 2025 or 2024.
The Audit Committee pre-approved all services reflected in the above table.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
(PROPOSAL NO. 4)

PROPOSAL NO. 5: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR THIRTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT WITHOUT A PROPORTIONATE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
On March 17, 2026, the Board unanimously adopted, approved and declared advisable an amendment to the Company’s Thirteenth Amended and Restated Certificate of Incorporation in the form attached to this Proxy Statement as Appendix A (the “Reverse Split Charter Amendment”) to effect the Reverse Split of the Company’s issued shares of common stock at a ratio within the range of 1-for-5 to 1-for-25 (the “Ratio Range”), without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such Reverse Split to be determined at the sole discretion of the Board. We are asking stockholders to adopt and approve the Reverse Split Charter Amendment to permit the Reverse Split to be effected at such time and date, if at all, as determined by the Board within one year after the date of the 2026 Annual Meeting. This Proposal No. 5 is not contingent on the approval of any other proposal to be considered at the 2026 Annual Meeting.
Overview
As further described below, if this Proposal No. 5 is adopted and approved by stockholders and the Board determines that the Reverse Split would be in the best interests of the Company and its stockholders, the Board may determine to effect the Reverse Split at any time prior to the one-year anniversary of the date on which the Reverse Split is adopted and approved by stockholders at the 2026 Annual Meeting and may determine to effect the Reverse Split promptly after the 2026 Annual Meeting if such stockholder approval is received. As set forth in Appendix A, by adoption and approval of this Proposal No. 5, the stockholders will be deemed to have adopted and approved a separate amendment to effect the Reverse Split at each of the ratios between and including 1-for-5 and 1-for-25.
Notwithstanding the foregoing, the Reverse Split will occur only after the Board authorizes the filing of the Reverse Split Charter Amendment and the Reverse Split Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective. If this Proposal No. 5 is adopted and approved by stockholders and the Board decides to proceed with the Reverse Split, the exact timing of the filing of the Reverse Split Charter Amendment and the Reverse Split will be determined by the Board in its sole discretion based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. The Board will also determine the exact Reverse Split ratio within the Ratio Range, which ratio will be included in a public announcement made prior to the market effectiveness of the Reverse Split Charter Amendment. Upon the effectiveness of the Reverse Split Charter Amendment reflecting such ratio (the “Split Effective Time”), any amendment to effect the Reverse Split at the other ratios within the Ratio Range adopted and approved by the Board and stockholders will be abandoned. The Company may effect only one reverse stock split in connection with this Proposal No. 5.
We believe that enabling the Board to fix the specific ratio will provide the Board with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits to the Company and its stockholders. Upon the Split Effective Time, the issued shares of the Company’s common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock based on the ratio selected by the Board within the Ratio Range, such that a holder of Company common stock will own one share of Company common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time.
Because the Reverse Split would decrease the number of outstanding shares of Company common stock by a ratio within the range of 1-for-5 to 1-for-25 but would not effect a decrease in the number of authorized shares of Company common stock, the Reverse Split Charter Amendment would result in a relative increase in the number of authorized and unissued shares of Company common stock.
Reasons for the Reverse Split
The primary purpose for effecting the Reverse Split is to increase the per-share market price of the Company common stock so as to maintain the listing of the Company common stock on The Nasdaq Stock Market LLC (“Nasdaq”) and avoid delisting of the Company common stock from Nasdaq on the basis of the Bid Price Rule (as defined below). The Board approved the Reverse Split Charter Amendment because it believes that:
•seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the Reverse Split at the discretion of the Board is advisable and in the best interests of the Company and its stockholders;

•effecting the Reverse Split may avoid a delisting of the Company common stock from Nasdaq, which would prevent the Company common stock from trading on the OTC Markets or another quotation medium and potentially improve the marketability and liquidity of the Company common stock;
•an investment in Company common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients, and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;
•analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and most investment funds are reluctant to invest in lower priced stocks; and
•a higher stock price may help generate investor interest in the Company and help attract and retain employees.
If the Reverse Split successfully increases the per share price of the Company common stock, the Board believes this increase may increase trading volume in the Company common stock and facilitate future financings by the Company.
In evaluating whether to seek stockholder approval for the Reverse Split, the Board also considered potential negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and the possibility that the Reverse Split may not allow the Company to demonstrate the ten consecutive days of compliance with the Bid Price Rule (as defined below) prior to the expiration of the current June 22, 2026 deadline to be in compliance. In approving and recommending the Reverse Split, the Board determined that any potential negative factors are outweighed by the potential benefits of the Reverse Split.
Nasdaq Requirements for Continued Listing
The Board is seeking authority to effect the Reverse Split with the primary intent of increasing the market price of the Company common stock to meet the price criteria for continued listing on Nasdaq. The Company common stock is listed on the Nasdaq Global Select Market under the symbol “TEAD.” On December 22, 2025, the Company received written notification (the “Notice”) from the Listing Qualifications Department (the “Staff”) of Nasdaq that, because the closing bid price for the Company common stock had fallen below the required minimum of $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market, pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”).
The Notice had no immediate effect on the listing of the Company common stock on the Nasdaq Global Select Market, which will continue to be listed and trade on Nasdaq subject to the Company’s continued compliance with other listing requirements.
Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until June 22, 2026 (the “Compliance Date”), to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the Compliance Date, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).
In the event that the Company does not regain compliance with the Bid Price Rule by the Compliance Date, the Company may be eligible for an additional 180-calendar day compliance period if it elects to transfer listing of the Company common stock to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule. The Company would also need to pay an application fee to Nasdaq and provide written notice to the Staff of its intention to cure the bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. There can be no assurance that the Company would qualify for or elect to pursue a transfer to The Nasdaq Capital Market.
If it appears to the Staff that the Company will not be able to regain compliance with the Bid Price Rule during the additional compliance period, or if the Company does not meet the other listing standards, the Staff could provide written notice that the Company common stock will be subject to delisting. Upon receipt of such notice, under Nasdaq rules, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). The Company would expect the Company common stock to remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, such appeal would be successful.
In the event the Company’s common stock is delisted from Nasdaq, shares of Company common stock may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for shares of Company common stock. Delisting would likely also reduce the visibility, liquidity, and value of the Company common stock and reduce institutional investor interest in the Company, and may increase the volatility of the Company common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm the Company’s business and future prospects. Further, a delisting from Nasdaq and continued or further declines in share price could also greatly impair the Company’s ability to raise additional necessary capital through additional financing, or use shares of Company common stock for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by any issuance of Company equity in financing or other transactions.
The Reverse Split is intended to help avoid having the Company common stock delisted from Nasdaq and any resulting consequences. Accordingly, the Company believes that the Reverse Split is the best proactive option for complying with the Bid Price Rule for continued listing on the Nasdaq Global Select Market. A decrease in the number of outstanding shares of Company common stock resulting from the Reverse Split should, absent other factors, support an increase in the per share market price of the Company common stock to help the Company common stock achieve the requisite price for continued listing. However, no assurance can be provided that the Company’s minimum bid price would comply with the Bid Price Rule following the Reverse Split.
Potential Increased Investor Interest
On March 17, 2026, the closing price of a share of Company common stock on the Nasdaq Global Select Market was $0.7213 per share. We believe that the low per-share market price of the Company common stock impairs marketability to, and acceptance by, institutional investors and other members of the investing community and creates a negative impression of the Company. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are reluctant to recommend lower priced securities to their clients or have internal policies and practices that prohibit them from investing in low-priced stocks. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The higher share price that may result from the Reverse Split could enable investors and brokerage firms with such policies and practices to invest in the Company common stock. In addition, these factors may affect the Company’s ability to raise additional capital through the sale of Company common stock.
Criteria the Board May Use in Determining to Implement the Reverse Split
If stockholders adopt and approve this Proposal No. 5, the Board will be authorized to proceed with the Reverse Split. The exact ratio of the Reverse Split, within the range of 1-for-5 to 1-for-25, would be determined by the Board in its sole discretion and announced publicly by the Company prior to the Split Effective Time. In determining whether to proceed with the Reverse Split and setting the appropriate ratio for the Reverse Split, if any, the Board may consider, among other things, factors such as:
•Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
•the historical market prices and trading volume of the Company common stock;
•the number of shares of Company common stock outstanding prior to and after the Reverse Split;
•the then-prevailing and expected market prices and trading volume of the Company common stock and the anticipated or actual impact of the Reverse Split (including the reduction in the number of outstanding shares) on the market prices and trading volume of the Company common stock;
•the number of authorized but unissued shares of Company common stock that would result from the Reverse Split;
•the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs;
•business developments affecting the Company; and

•prevailing general market and economic conditions.
Certain Risks Associated with the Reverse Split
There are risks associated with the Reverse Split, including the risk that the Reverse Split may not result in an increase in the per share price of the Company common stock following the Reverse Split or that any such increase may not be maintained in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that the Company will otherwise meet the requirements of Nasdaq for continued listing on Nasdaq;
•the market price per share of the Company common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Company common stock outstanding before the Reverse Split;
•the Reverse Split will result in a per share price that will attract brokers and investors;
•the Reverse Split will result in a per share price that will increase the Company’s ability to attract and retain employees; or
•the market price of the Company common stock will not decrease in the future.
The market price of the Company common stock will also be based on the performance of the Company and other factors detailed from time to time in the Company’s reports filed with the SEC, some of which may be out of the Company’s control, including general economic, market and industry conditions. If the Reverse Split is effected and the market price of the Company common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Furthermore, the liquidity of the Company common stock may be negatively impacted by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the per-share market price does not increase as a result of the Reverse Split. For instance, if the Reverse Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If the Reverse Split is effected, the resulting per-share price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company common stock may not improve. Accordingly, the Reverse Split may not achieve the desired result of increasing marketability of the Company common stock as described above under “Reasons for the Reverse Split.”
You should also keep in mind that implementation of the Reverse Split does not have an effect on the actual or intrinsic value of the Company’s business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of the Company common stock decline after the proposed Reverse Split, then the actual or intrinsic value of the shares of Company common stock held by you will also proportionately decrease as a result of the overall decline in value.
Principal Effects of the Reverse Split
If stockholders adopt and approve this Proposal No. 5 and the Board elects to implement the Reverse Split, depending on the ratio for the Reverse Split determined by the Board, a minimum of every 5 and a maximum of every 25 shares of issued Company common stock (including treasury shares) will be combined and reclassified into one new share of Company common stock.
If implemented, the Reverse Split will have the effect of decreasing the number of shares of Company common stock that are issued and outstanding. The actual number of shares of Company common stock issued and outstanding after giving effect to the Reverse Split, if implemented, will depend on the ratio for the Reverse Split that is ultimately determined by the Board. The Reverse Split will also have the effect of reducing the number of shares of common stock held in treasury, if any, proportionately based on the Reverse Split ratio selected by the Board. The Reverse Split will not reduce the authorized number of shares of capital stock. Although the number of authorized shares of capital stock will not change as a result of the Reverse Split, the number of shares of Company common stock issued and outstanding will be reduced by the ratio for the Reverse Split that is ultimately determined by the Board. Thus, the Reverse Split will effectively increase the number of authorized but unissued shares of Company common stock for further issuance by the amount of the reduction in issued shares effected by the Reverse Split.
The Reverse Split will not change the terms of the Company common stock. The Reverse Split will have no effect on the number of shares of preferred stock that the Company is authorized to issue. After the Reverse Split, the shares of Company common stock and preferred stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Company common stock and preferred stock, respectively, now authorized. The Reverse Split will not change the par value of the Company common stock or the preferred stock.
The Reverse Split will affect all holders of Company common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Fractional Shares,” record holders of Company common stock otherwise entitled to a fractional share as a result of the Reverse Split will receive cash in lieu of such fractional share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). Each share of Company common stock outstanding after the Reverse Split would continue to be entitled to one vote on matters submitted by the Board to a vote of stockholders of the Company.
The directors and executive officers of the Company have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 5, except to the extent of their ownership in shares of Company common stock and securities convertible into or exercisable for Company common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of Company common stock and securities convertible into or exercisable for Company common stock.
After the Split Effective Time, the Company common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify equity securities. The Company common stock is expected to continue to trade under the symbol “TEAD.” The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.
Assuming Reverse Split ratios of 1-for-5, 1-for-15 and 1-for-25, which reflect the low, middle and high end of the range that stockholders are being asked to adopt and approve, the following table sets forth (i) the number of shares of Company common stock that would be authorized, (ii) the number of shares of Company common stock that would be issued and outstanding, (iii) the number of shares of Company common stock that would be held as treasury shares, (iv) the aggregate number of shares of Company common stock that would be reserved for issuance upon exercise of outstanding options and RSUs under the Company’s equity incentive plans, (v) the aggregate number of shares of Company common stock that would be reserved and available for future issuance under the Company’s equity incentive plans and employee stock purchase plan, and (vi) the aggregate number of shares of Company common stock that would be reserved for issuance upon exercise of outstanding warrants. The table assumes no issuances or repurchases of Company common stock other than the Reverse Split and does not account for fractional shares for which stockholders will be entitled to receive cash in lieu thereof in the Reverse Split.

	Number of Shares Before Reverse Stock Split (as of December 31, 2025)	Reverse Split Ratio of 1-for-5	Reverse Split Ratio of 1-for-15	Reverse Split Ratio of 1-for-25
Number of Shares of Common Stock Authorized	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Number of Shares of Common Stock Issued and Outstanding	95,980,437	19,196,087	6,398,695	3,839,217
Number of Shares of Common Stock Held as Treasury Shares	190,894	38,178	12,726	7,635
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options and RSUs Under Equity Incentive Plans	12,173,094	2,434,618	811,539	486,923
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Equity Incentive Plans and Employee Stock Purchase Plan	4,868,875	973,775	324,591	194,755
Number of Shares Issuable upon Exercise of Outstanding Warrants	48,529	9,705	3,235	1,941
Reservation of Right to Abandon the Reverse Split Charter Amendment
Although the Company presently intends to effect the Reverse Split to regain compliance with the Bid Price Rule, notwithstanding stockholder adoption and approval of the Reverse Split, the Board will have discretion as to whether to effect the Reverse Split and reserves the right to abandon the Reverse Split Charter Amendment without any further action by stockholders if at any time prior to the filing or effectiveness of the Reverse Split Charter Amendment, the Board determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders. By voting in favor of the Reverse Split Charter Amendment, stockholders are also expressly authorizing the Board to determine not to proceed with, or abandon, the Reverse Split if it should so decide.
If the Board determines to effect the Reverse Split, the Reverse Split Charter Amendment setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned. If the Company does not file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware by the one-year anniversary of the date on which the Reverse Split is adopted and approved by stockholders at the 2026 Annual Meeting, the Board will be deemed to have abandoned the Reverse Split for each of the stockholder-approved ratios.
Authorized Shares of Common Stock
The Company is currently authorized under the Thirteenth Amended and Restated Certificate of Incorporation to issue up to a total of 1,100,000,000 shares of capital stock, consisting of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Reverse Split will not result in a reduction in the total number of shares of capital stock that the Company is authorized to issue. Stockholders will own fewer shares of Company common stock as a result of the Reverse Split. Because the Reverse Split will decrease the number of outstanding shares of Company common stock, the Reverse Split Charter Amendment will result in a relative increase in the number of authorized and unissued shares of Company common stock.
Procedure for Effecting the Reverse Split
If stockholders adopt and approve the Reverse Split Charter Amendment, and if the Board still believes that a reverse stock split is in the best interests of the Company and elects to implement the Reverse Split (with the ratio to be determined in the discretion of the Board within the parameters described herein), the Company will file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined to be appropriate and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned. The Board may delay effecting the Reverse Split without resoliciting stockholder adoption and approval thereof; provided that in no event shall the filing of the Reverse Split Charter Amendment occur after the one-year anniversary of the date on which the Reverse Split is adopted and approved by stockholders at the 2026 Annual Meeting.
The registered holders of Company common stock hold all of their shares electronically in book-entry form through the Company’s transfer agent, Equiniti Trust Company, LLC. These registered stockholders are provided with a periodic statement reflecting the number of shares of common stock registered in their accounts. Registered stockholders who hold shares of Company common stock electronically in book-entry form through the transfer agent will not need to take further action, and as soon as practicable after the Split Effective Time, the Company’s transfer agent will send to each such stockholder’s registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Company common stock held by such stockholder
Banks, brokers, or other nominees or custodians will be instructed to effect the Reverse Split for their beneficial holders holding Company common stock in street name. However, these banks, brokers, or other nominees or custodians may have different procedures for processing the Reverse Split from those used by the transfer agent with respect to shares of Company common stock held by registered holders. Stockholders who hold shares of Company common stock with a bank, broker, or other nominee or custodian and who have any questions in this regard are encouraged to contact their bank, broker, or other nominee or custodian.
Fractional Shares
If the Board elects to implement the Reverse Split, fractional shares will not be issued. Stockholders of record who would otherwise hold fractional shares of Company common stock as a result of the Reverse Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the common stock on the Nasdaq Global Select Market at the close of business on the trading day preceding the date of the Split Effective Time multiplied by (ii) the Reverse Stock Split Number (as defined in the Reverse Split Charter Amendment attached hereto as Appendix A). This methodology is intended to result in stockholders receiving cash equal to the fair market value of the fractional share they would otherwise have received.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Split that are not timely claimed after the Split Effective Time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect of the Reverse Split on Options and RSUs and Equity Plans
Pursuant to the various instruments governing the Company’s then-outstanding stock options and RSUs, in connection with the Reverse Split, the Compensation Committee would reduce the number of shares of common stock issuable upon the exercise or vesting of such stock options and RSUs in proportion to the ratio of the Reverse Split and proportionately increase the per share exercise price of outstanding stock options. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or vesting of outstanding stock options and RSUs would be rounded down to the nearest whole share, and the exercise prices of outstanding stock options would be rounded up to the nearest cent. These adjustments are intended to preserve the economic value of the outstanding stock options and RSUs immediately prior to the Reverse Split, subject to market conditions and other factors that may affect the trading price of the Company common stock following the Reverse Split.
In addition, as of the Split Effective Time, the Board or the Compensation Committee, as applicable, would adjust and proportionately decrease the total number of shares of Company common stock that may be the subject of the future grants under the Company equity incentive plans and employee stock purchase plan.
Effect of the Reverse Split on Outstanding Warrants
As of December 31, 2025, warrants to purchase 48,529 shares of Company common stock were outstanding. Under the terms of the warrants, the Reverse Split would result in a proportionate decrease in the number of shares of common stock issuable upon the exercise of all then-outstanding warrants and a proportionate increase in the per share exercise price of all then-outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants upon exercise and approximately the same value of shares of Company common stock being delivered upon such exercise immediately following the Reverse Split as was the case immediately preceding the Reverse Split. In addition, as of the Split Effective Time, the Board would adjust and proportionately decrease the total number of shares of Company common stock reserved for issuance pursuant to then-outstanding warrants.
No Appraisal Rights
Neither the Delaware General Corporation Law nor the Company’s Thirteenth Amended and Restated Certificate of Incorporation or bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Reverse Split. Accordingly, stockholders do not have the right to dissent and obtain appraisal of, or payment for their shares.
Potential Anti-Takeover Effect
An additional effect of the Reverse Split would be to increase the relative amount of authorized but unissued shares of the Company’s common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increase in available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). Neither the Board nor management is presently aware of any attempt to acquire control of the Company, and the Reverse Split is not part of any plan by the Board or management to recommend or implement a series of anti-takeover measures.
Material Accounting Consequences of the Reverse Split
Upon implementation of the Reverse Split, the par value of the Company common stock will remain unchanged at $0.001 per share. As a result, as of the Split Effective Time, the stated capital on the Company’s consolidated balance sheet attributable to the Company common stock (i.e., $0.001 par value multiplied by the number of shares of common stock issued and outstanding) would be reduced proportionately based on the reduction in shares outstanding as a result of the Reverse Split at the selected Reverse Split ratio. Additional paid-in capital would be credited with the amount by which the stated capital is reduced, resulting in no overall change to total stockholders’ equity. In financial statements filed after the Split Effective Time, the Company would restate net income or loss per common share and other share and per share amounts for periods ending before the Reverse Split to give retroactive effect to the Reverse Split. The per share net income or loss or net book value of the Company’s common stock would increase because there would be fewer shares of common stock outstanding. The shares of Company common stock held in treasury, if any, would be reduced proportionately based on the Reverse Split ratio selected by the Board. The Company does not anticipate any other material accounting consequences as a result of the Reverse Split.
Material U.S. Federal Income Tax Consequences of the Reverse Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below). The discussion does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Company common stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, or otherwise subject to the U.S. federal income taxation on a net income basis in respect of the Company’s common stock;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold Company common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:
•Financial institutions;
•Insurance companies;
•Real estate investment trusts;
•Regulated investment companies;
•Grantor trusts;
•Tax-exempt or governmental organizations;
•Dealers or traders in securities, commodities or currencies;

•Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar;
•U.S. Holders who hold common stock through non-U.S. brokers or other non-U.S. intermediaries;
•Corporations that accumulate earnings to avoid U.S. federal income tax;
•Persons subject to the alternative minimum tax;
•Partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein; or
•Stockholders who actually or constructively own 10% or more of the voting stock of the Company.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Company common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding Company common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
The proposed Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of Company common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of Company common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of Company common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of Company common stock for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of Company common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of Company common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of Company common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of Company common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of Company common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
Payments of cash made in lieu of a fractional share of Company common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.
Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the

IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR THIRTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
(PROPOSAL NO. 5)

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of February 28, 2026, except to the extent otherwise indicated in the footnotes, for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after February 28, 2026 and shares of common stock underlying unvested RSUs which are scheduled to vest within 60 days after February 28, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the ownership and percentage ownership of that person and the ownership and percentage ownership of all directors and executive officers as a group. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 95,980,437 shares outstanding as of February 28, 2026. Except as otherwise indicated in the footnotes below, addresses of the named beneficial owners are c/o Teads Holding Co., 111 West 19th Street, New York, NY 10011.

	Owned
Name of Beneficial Owner	Number	%
5% Stockholders
Altice Teads S.A.(1)	43,750,000	45.58%
Viola Ventures, III L.P.(2)	6,345,789	6.61%
RM Hamburg Holding GmbH(3)	3,603,179	3.75%
Value Base Ltd.(4)	4,752,107	4.95%
Named Executive Officers and Directors
David Kostman(5)	940,285	0.98%
Jason Kiviat(6)	151,635	*
Asaf Porat(7)	638,777	*
Nithya B. Das(8)	50,004	*
Shlomo Dovrat(9)	6,395,793	6.66%
Yaron Galai(10)	3,551,746	3.70%
Dexter Goei(11)	10,000	—
Kate Taneyhill Jhaveri(12)	52,504	*
Yaffa Krindel(13)	91,031	*
Mark Mullen(11)	10,000	—
Arne Wolter(12)	52,504	*
Mark Zagorski(14)	26,668	*
All executive officers, directors and director nominees as a group (12 persons)	15,521,026	11.99%
_______________________________________________
* Represents beneficial ownership of less than 1% of the applicable class of our outstanding capital stock.
(1)As reported on Schedule 13D filed with the SEC and dated February 10, 2025, consists of 43,750,000 shares held by Altice Teads. Altice Teads is a direct, wholly owned subsidiary of Altice International S.a r.l. (“Altice International”) (except for one share that is held by Altice Luxembourg S.A. (“Altice Luxembourg”)). Altice International is a direct, wholly owned subsidiary of Altice Luxembourg. Altice Luxembourg is a direct, wholly owned subsidiary of Altice Group Lux S.a r.l. (“Altice Group Lux”). Next Alt S.a r.l. (“Next Alt”) owns 91.33% of the outstanding shares of Altice Group Lux. Next Luxembourg S.C.Sp (“Next Luxembourg”) owns all of the outstanding share capital of Next Alt. Patrick Drahi owns all of the outstanding limited partnership units of Next Luxembourg. Next Luxembourg Management GP S.a r.l. (“Next Luxembourg Management GP”) is the general partner of Next Luxembourg. Finally, Mr. Drahi owns all of the outstanding share capital of Next Luxembourg Management GP. Consequently, Altice International, Altice Luxembourg, Altice Group Lux, Next Alt, Next Luxembourg, Next Luxembourg Management GP and Mr. Drahi share voting and dispositive power with respect to the shares held by Altice Teads. The business address of each of the aforementioned entities and Mr. Drahi is 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg.
(2)As reported on Schedule 13G/A filed with the SEC and dated February 8, 2024, consists of 6,345,789 shares held by Viola Ventures III, L.P. (“Viola Ventures”). Viola Ventures GP 3 Ltd. (“Viola”), is the general partner of Viola Ventures (together with Viola, the “Viola Entities”). Viola Ventures possesses sole voting and dispositive power over these shares. Viola, together with Shlomo Dovrat, a member of our board of directors, Harel Beit-On and Avi Zeevi, as directors of Viola, share voting and dispositive power with respect to the shares held by Viola Ventures. Each Reporting Person disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The business address of each of the Viola Entities is 12 Abba Eban Avenue, Herzliya 4672530, Israel.
(3)Consists of 3,603,179 shares held by RM Hamburg Holding GmbH (formerly Gruner + Jahr GmbH) pursuant to the Company’s acquisition of Ligatus on April 1, 2019. The shares of RM Hamburg Holding GmbH are held by Bertelsmann SE & Co. KGaA a privately held Kommanditgesellschaft auf Aktien (KGaA; a partnership limited by shares), and 80.9 percent of the capital shares in Bertelsmann SE & Co. KGaA are held indirectly by foundations (Bertelsmann Stiftung, Reinhard Mohn Stiftung, BVG-Stiftung), and 19.1 percent are held indirectly by the Mohn family. All voting rights at the General Meeting of Bertelsmann SE & Co. KGaA and Bertelsmann Management SE (general partner) are controlled by Bertelsmann Verwaltungsgesellschaft (BVG). BVG controls 100 percent of the voting rights in the annual general meeting of Bertelsmann SE & Co. KGaA, which it exercises for these purposes, as well as 100 percent of the voting rights in the annual general meeting of Bertelsmann Management SE. Christoph Mohn has voting control of Bertelsmann Verwaltungsgesellschaft mbH (a veto right) and therefore exercises voting and dispositive power with respect to such shares. The business address of Bertelsmann is Carl-Bertelsmann-Strasse 270, 33311 Gütersloh, Germany.
(4)As reported on Schedule 13G/A filed with the SEC on April 9, 2025, consists of 4,752,107 shares held by Value Base Fund Limited Partnership. The general partner of Value Base Fund Limited Partnership is Value Base Fund General Partner Ltd. (the “VBF General Partner”), which has delegated its management responsibilities to a management company, Value Base Fund Management Ltd. (the “Management Company”). Each of the VBF General Partner and the Management Company is controlled by Value Base Ltd., which directly and indirectly holds a majority of the shares of each such company. Value Base Ltd. is controlled by Victor Shamrich and Ido Nouberger. Consequently, Value Base Ltd., VBF General Partner, Mr. Shamrich and Mr. Nouberger share voting and dispositive power with respect to the shares held by Value Based Fund Limited Partnership. The business address of each of the aforementioned entities and persons is 23 Yehuda Halevi St., Tel-Aviv 6513601, Israel.
(5)Consists of 648,813 shares of common stock, 54,218 RSUs and 16,666 PSUs that will vest within 60 days of February 28, 2026 and outstanding options to purchase 220,588 shares that are exercisable within 60 days of February 28, 2026.
(6)Consists of 125,007 shares of common stock, 17,499 RSUs and 600 PSUs that will vest within 60 days of February 28, 2026 and outstanding options to purchase 8,529 shares that are exercisable within 60 days of February 28, 2026.
(7)Consists of 478,864 shares of common stock, 22,812 RSUs, 75,336 PSUs that will vest within 60 days of February 28, 2026 and outstanding options to purchase 61,765 shares that are exercisable within 60 days of February 28, 2026.
(8)Consists of 44,170 shares of common stock and 5,834 RSUs that will vest within 60 days of February 28, 2026.
(9)Consists of 44,170 shares of common stock directly held, 5,834 RSUs that will vest within 60 days of February 28, 2026 and indirect holdings described in Footnote 2.
(10)Consists of 3,403,020 shares directly held, 1,667 RSUs that will vest within 60 days of February 28, 2026 and outstanding options to purchase 147,059 shares that are exercisable within 60 days of February 28, 2026. Of these shares, 3,304,888 are subject to pledge in connection with a loan agreement.
(11)Consists of 7,500 shares of common stock and 2,500 RSUs that will vest within 60 days of February 28, 2026.
(12)Consists of 47,503 shares of common stock and 5,001 RSUs that will vest within 60 days of February 28, 2026.
(13)Consists of 76,030 shares of common stock and 5,001 RSUs that will vest within 60 days of February 28, 2026.
(14)Consists of 22,501 shares of common stock and 4,167 RSUs that will vest within 60 days of February 28, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
A related person is defined as any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation is to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related person transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board will take into account the relevant available facts and circumstances which may include:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products, if applicable; and
•the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
The policy requires that, in determining whether to approve a related person transaction, our Audit Committee, or other independent body of our Board of Directors, is to consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Registration Rights to Directors and Officers
Investor Rights Agreement Registration Rights
Our amended and restated investors’ rights agreement, made as of February 3, 2025 (the “IRA”), entitles those stockholders who are a party to such agreement (the “IRA Holders”) to certain registration rights. In accordance with the IRA, and subject to conditions listed below, certain entities that beneficially own more than 5% of our outstanding stock or are our directors or executive officers are entitled to certain registration rights under the agreement, namely Viola Ventures, and our Co-Founder and Board Chair, Yaron Galai.
Form S-1 Demand Rights. At any time until July 27, 2026, upon the written request of the holders of more than 35% of the shares of common stock held by the IRA Holders other than Mr. Galai, which shares are deemed “Registrable Shares” under the IRA, we are required to file a registration statement in respect of the common stock held by such holders. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities under the IRA and to the holders of the Registrable Securities (as defined below) under the RRA (as defined below) within 10 days and offer them an opportunity to include their stock in the registration statement. We are not required to effect more than two registrations on Form S-1 and we are only required to do so if the anticipated gross aggregate offering price stated in any such demand is at least $5.0 million.

Form S-3 Demand Rights. Upon the written request of any IRA Holder other than Mr. Galai, we are required to file a registration statement on Form S-3 in respect of the Registrable Shares held by such IRA Holder. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities under the IRA and to the holders of the Registrable Securities under the RRA within 20 days and offer them an opportunity to include their stock in the registration statement. We are not required to effect a registration on Form S-3 if we have already effected, within the preceding 90-day period, a demand registration on Form S-1 as described above, a registration on Form S-3 in accordance with this section, a registration pursuant to the RRA or a piggy-back underwritten offering in which the IRA Holders were able to include at least 80% of the Registrable Shares they requested to include and are only required to do so if the anticipated aggregate price to the public, net of any underwriters’ discounts or commissions, from any such registration is at least $1.0 million.
Piggyback registration rights. Stockholders holding registrable securities also have the right to request that we include their registrable securities in any registration statement filed by us in the future for the purposes of a public offering for cash, subject to specified exceptions. Holders of registrable securities continue to have the right to include any registrable securities in subsequent piggyback registration statements regardless of whether the holder has opted out of such past registration statements.
Cutback. In the event that the managing underwriter advises us in writing that marketing factors require a limitation on the number of shares that can be included in a registered offering, the shares will be included in the registration statement in an agreed order of preference among the holders of registration rights. We have first preference but the aggregate amount of registrable securities registered for our stockholders may not be reduced below 25% of the aggregate amount of securities included in the offering.
Termination. With respect to any of our holders of registrable securities that hold less than 5% of our outstanding equity securities, registration rights terminate when the shares held by such stockholder can be sold under Rule 144.
Expenses. We will pay all expenses in carrying out the foregoing registrations other than any underwriting discounts and commissions (for which each of the Holders participating in such registration shall pay its pro rata portion) and the fees and expenses of a Holder’s own advisors.
Altice Teads Registration Rights Agreement
In addition to our existing IRA, prior to the closing of the Acquisition, we entered into a registration rights agreement with Altice Teads (the “RRA”). The RRA entitles Altice Teads to certain registration rights following the closing of the Acquisition subject to conditions listed below.
Form S-1 Demand Rights. Following the closing of the Acquisition, upon the written request of the holders of more than 35% of the shares of common stock issued to Altice Teads in the Acquisition, which shares are deemed “Registrable Securities” under the RRA, we are required to file a registration statement in respect of such common stock. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities and the holders of securities which are registerable under the IRA and offer them an opportunity to include their stock in the registration statement. We are not required to effect more than two registrations on Form S-1 and we are only required to do so if the minimum aggregate offering price stated in any such demand is at least $5.0 million.
Form S-3 Demand Rights. Upon the written request of any holder of Registrable Securities under the RRA, we are required to file a registration statement on Form S-3 in respect of such common stock held by such holders. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities and the holders of securities which are registrable under the IRA and offer them an opportunity to include their stock in the registration statement. We are not required to effect a registration on Form S-3 if we have already effected a registration on Form S-3 within the 90 day period preceding the date of such request and are only required to do so if the aggregate price to the public, net of any underwriters’ discounts or commissions, from any such registration is estimated to be at least $1.0 million.
Piggyback registration rights. Stockholders holding registrable securities also have the right to request that we include their registrable securities in any registration statement filed by us in the future for the purposes of a public offering for cash, subject to specified exceptions. Holders of registrable securities continue to have the right to include any registrable securities in subsequent piggyback registration statements regardless of whether the holder has opted out of such past registration statements.

Cutback. In the event that the managing underwriter advises us in writing that marketing factors require a limitation on the number of shares that can be included in a registered offering, the shares will be included in the registration statement in an agreed order of preference among the holders of registration rights. We have first preference but the aggregate amount of registrable securities registered for our stockholders may not be reduced below 25% of the aggregate amount of securities included in the offering.
Termination. The RRA provides that Registrable Securities then held by any holder of Registrable Securities which constitute less than 5% of our outstanding equity securities, are no longer deemed “Registrable Securities,” and registration rights with respect to such holder terminate when the shares held by such stockholder can be sold within a three-month period under Rule 144.
Expenses. We will pay all expenses in carrying out the foregoing registrations other than any underwriting discounts and commissions.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our bylaws and our certificate of incorporation. These agreements, among other things, provide our directors and executive officers with certain contractual rights to indemnification and expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Family Relationships
Asaf Porat, our COO, and a former executive officer, is the brother of Nadav Porat, who has been employed as one of our software engineers since August 2021. He receives customary annual compensation for his role, primarily in the form of salary, which is commensurate with the compensation of our other software engineers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms with respect to fiscal year 2025, we believe our directors, officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended December 31, 2025.

GENERAL MATTERS
Availability of Certain Documents
A copy of our 2025 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at investors.teads.com under “Financials”—“SEC Filings.” We will mail without charge, upon request in writing or by e-mail, a copy of our 2025 Annual Report on Form 10-K excluding exhibits. Please send e-mail requests to IR@teads.com. Please send written requests to our Corporate Secretary at:
Teads Holding Co.
111 West 19th Street New York, NY 10011
ATTENTION: Corporate Secretary
You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K (with exhibits) at www.proxyvote.com and on the SEC website at www.sec.gov.
Stockholders Sharing an Address/Household
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials, including the Notice. A single Notice, and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Corporate Secretary of the Company at our principal executive offices at 111 West 19th Street, New York, NY 10011, e-mail the Corporate Secretary at IR@teads.com or call the Corporate Secretary at (646) 867-0149.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Statement
Under Rule 14a-8 of the Exchange Act, any stockholder proposal submitted for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices at 111 West 19th Street, New York, NY 10011 no later than close of business on _________, 2026.
Requirements for Stockholder to Bring Business and Nominations Before an Annual Meeting
Our bylaws provide that, in order for a stockholder to bring a proposal of other business to be considered at the 2027 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Teads, 111 West 19th Street, New York, NY 10011. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Company not less than 90 days nor more than 120 days prior to the anniversary of the annual meeting for the preceding year (for the 2027 Annual Meeting of Stockholders, any such notice must be received no earlier than Thursday, January 14, 2027 and no later than Saturday, February 13, 2027), provided that in the event that less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by stockholders to be timely must be so received not later than the close of business on the 10th business day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such notice must provide the information required by Article I, Section 2 of the bylaws with respect to each matter the stockholder proposes to bring before the 2027 Annual Meeting of Stockholders.

Further, our bylaws provide that, in order for a stockholder to nominate a director for election to the Board to be considered at the 2027 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary or Assistant Secretary at Teads, 111 West 19th Street, New York, NY 10011. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Company not less than 120 days prior to the 2027 Annual Meeting of Stockholders, provided that in the event that less than 90 days’ notice of the date of the Annual Meeting is given or made to stockholders, notice by stockholders to be timely must be so received not later than the close of business on the 7th calendar day following the day on which notice of the date of the Annual Meeting was mailed. Such notice must provide the information required by Article II, Section 3 of the bylaws with respect to each nomination the stockholder proposes to bring before the 2027 Annual Meeting of Stockholders.
In addition, to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than Monday, March 15, 2027.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the 2026 Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted, to the extent permitted by applicable law and regulation, in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder to the extent permitted by applicable law and regulations.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
THIRTEENTH AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION OF TEADS HOLDING CO.
Teads Holding Co., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
1. The name of the Corporation is Teads Holding Co. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 11, 2006, under the name Outbrain Inc.
2.This Certificate of Amendment to the Thirteenth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 6, 2025, was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the stockholders of the Corporation.
3. Article IV of the Thirteenth Amended and Restated Certificate of Incorporation is hereby amended to add the following:
“Effective upon the effectiveness of the filing of this Certificate of Amendment to the Thirteenth Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one for [_______] 1 reverse stock split of the Common Stock shall become effective, pursuant to which each [_______] 1 (the “Reverse Stock Split Number”) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified, changed and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”); provided that no fractional shares of Common Stock shall be issued to any holder in connection with the Reverse Stock Split and in lieu thereof, any stockholder who otherwise would be entitled to receive fractional shares of Common Stock (taking into account all shares of capital stock owned by such stockholder) shall be entitled to receive cash (without interest or deduction) equal to the fraction of one share of Common Stock to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the applicable Nasdaq market at the close of business on the trading day immediately preceding the date of the Effective Time multiplied by the Reverse Stock Split Number.”
4. This Certificate of Amendment to the Thirteenth Amended and Restated Certificate of Incorporation shall be effective at 5:00 p.m., Eastern Time, on [_______________], 20[__].

1 Shall be a number equal to or greater than 5 and equal to or less than 25 and shall not include more than four decimal digits (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware with each such form of Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Thirteenth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on [_______________], 20[__].
TEADS HOLDING CO.
By:
David Kostman
Chief Executive Officer
Attest:

By:
Veronica Gonzalez
Corporate Secretary and Chief Administrative Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TEAD2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87078-P48872

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TEADS HOLDING CO.

The Board of Directors recommends you vote FOR all nominees under Proposal 1, FOR Proposals 2, 4 and 5 and 1 YEAR for Proposal 3:

1. Election of Directors

Nominees:

To be elected for terms expiring in 2029	For	Withheld
1a. Dexter Goei	☐	☐
1b. Yaffa Krindel	☐	☐
1c. Mark Mullen	☐	☐
1d. Arne Wolter	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of our named executive officers, described in the proxy statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Cast an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
4. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for fiscal 2026.	☐	☐	☐
5. Adopt and approve an amendment to Teads Holding Co. Thirteenth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued shares of common stock at a ratio within the range of not less than 1-for-**5** and not greater than 1-for-**25** without reducing the authorized number of shares, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Board of Directors, without further approval or authorization.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V87079-P48872

TEADS HOLDING CO.
Annual Meeting of Stockholders
May 14, 2026 9:00 a.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TEADS HOLDING CO.

The undersigned hereby appoints David Kostman, Jason Kiviat and Veronica Gonzalez, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Teads Holding Co. (the "Company") common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 2026 ("Annual Meeting") or any adjournment or postponement thereof, and, in their discretion, to vote upon such other business as may properly come before the Company's Annual Meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5 AND FOR A FREQUENCY OF 1 YEAR FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the other side)